UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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WEIGHT WATCHERS INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WEIGHT WATCHERS INTERNATIONAL, INC.

11 Madison Avenue, 17th Floor

New York, New York 10010

Corporate Website: www.weightwatchersinternational.com

NOTICE OF 2008 ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 6, 2008

The 2008 Annual Meeting of Shareholders of Weight Watchers International, Inc. (the “Company”) will be held at The Carlton Hotel, 88 Madison Avenue, New York, N.Y. 10016 on Tuesday, May 6, 2008, at 10:00 a.m. Eastern Time (the “2008 Annual Meeting”), to consider and act upon each of the following matters:

1.	To elect three members to the Board of Directors to serve for a three-year term as Class I directors and to elect one member to the Board of Directors to serve for the remaining term as a Class III director;

2.	To approve the Company’s 2008 Stock Incentive Plan;

3.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 3, 2009; and

4.	To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

These items of business are more fully described in the attached Proxy Statement. Only shareholders of record at the close of business on March 28, 2008, the record date, are entitled to notice of, and to vote at, the 2008 Annual Meeting and at any adjournments or postponements of the 2008 Annual Meeting.

By Order of the Board of Directors

JEFFREY A. FIARMAN

Executive Vice President,

General Counsel and Secretary

New York, New York

March 31, 2008

Important Notice Regarding the Availability of Proxy Materials for the 2008

Annual Meeting of Shareholders to Be Held on May 6, 2008

The Proxy Statement and the Annual Report to Shareholders are

available at www.weightwatchersinternational.com.

For (i) the date, time, location and information on how to obtain directions to attend the 2008 Annual Meeting, (ii) information on how to vote in person at the 2008 Annual Meeting and (iii) an identification of the matters to be voted upon at the 2008 Annual Meeting and the Board of Director’s recommendations regarding those matters, please see the section entitled “Information About the 2008 Annual Meeting of Shareholders and Voting” in the attached Proxy Statement.

WHETHER OR NOT YOU EXPECT TO ATTEND THE 2008 ANNUAL MEETING OF SHAREHOLDERS, PLEASE VOTE BY USING THE INTERNET OR TELEPHONE BY FOLLOWING INTRUCTIONS IN THIS PROXY STATEMENT AND ON THE ENCLOSED PROXY CARD OR COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

WEIGHT WATCHERS INTERNATIONAL, INC.

11 Madison Avenue, 17th Floor

New York, New York 10010

PROXY STATEMENT

FOR THE 2008 ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 6, 2008

The Board of Directors of Weight Watchers International, Inc. is soliciting proxies for the 2008 Annual Meeting of Shareholders to be held at The Carlton Hotel, 88 Madison Avenue, New York, New York 10016 on Tuesday, May 6, 2008 at 10:00 a.m. Eastern Time. This Proxy Statement and the accompanying proxy card contain information about the items you will vote on at the 2008 Annual Meeting.

i

BASIS OF PRESENTATION

Weight Watchers International, Inc. is a Virginia corporation with its principal executive offices in New York, New York. In this Proxy Statement, unless the context indicates otherwise: “we”, “us”, “our” and “Company” refers to Weight Watchers International, Inc. and all of its subsidiaries consolidated for purposes of its financial statements, including WeightWatchers.com, Inc. and all of its subsidiaries; “Weight Watchers International” refers to Weight Watchers International, Inc. and all of its subsidiaries other than WeightWatchers.com, Inc. and subsidiaries of WeightWatchers.com, Inc.; and “WeightWatchers.com” refers to WeightWatchers.com, Inc. and all of its subsidiaries; and “NACO” refers to our North American company-owned meeting operations. Our fiscal year ends on the Saturday closest to December 31st and consists of either 52- or 53-week periods. References in this Proxy Statement to:

•	“fiscal 2006” refer to our fiscal year ended December 30, 2006;

•	“fiscal 2007” refer to our fiscal year ended December 29, 2007;

•	“fiscal 2008” refer to our fiscal year ended January 3, 2009; and

•	“fiscal 2009” refer to our fiscal year ended January 2, 2010.

ii

INFORMATION ABOUT THE 2008 ANNUAL MEETING OF SHAREHOLDERS AND VOTING

The Board of Directors of Weight Watchers International, Inc. is soliciting proxies for the 2008 Annual Meeting of Shareholders (the “2008 Annual Meeting”) to be held at The Carlton Hotel, 88 Madison Avenue, New York, New York 10016 on Tuesday, May 6, 2008 at 10:00 a.m. Eastern Time. You may obtain directions to the 2008 Annual Meeting by contacting our investor relations department at 212-589-2751. This Proxy Statement and the accompanying proxy card contain information about the items you will vote on at the 2008 Annual Meeting. It is anticipated that this Proxy Statement and the accompanying proxy card will be first mailed to shareholders on or about March 31, 2008.

Who is entitled to vote?

As of the close of business on March 28, 2008 (the “Record Date”), there were 79,547,275 shares of Common Stock, no par value per share, of the Company (the “Common Stock”) outstanding. If you are a shareholder of record or a beneficial owner of Common Stock on the Record Date, you are entitled to vote at the 2008 Annual Meeting and at any and all adjournments or postponements of the 2008 Annual Meeting. You are entitled to one vote for each share of Common Stock you own for each matter presented for vote at the 2008 Annual Meeting.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with the Company’s transfer agent, Computershare Trust Company, N.A., you are considered the shareholder of record with respect to those shares, and these proxy materials are being sent directly to you by the Company. As the shareholder of record, you have the right to grant your proxy to the Company or to vote in person at the 2008 Annual Meeting. The Company has enclosed a proxy card for you to use.

If your shares are held in a brokerage or trustee account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded by a broker, trustee or nominee to you together with a vote instruction form.

If I am a shareholder of record of the Company’s shares, how do I vote?

If you are a shareholder of record, you may vote in person at the 2008 Annual Meeting. We will give you a ballot when you arrive. If you do not wish to vote in person or if you will not be attending the 2008 Annual Meeting, you may vote as follows:

1. By Internet: go to www.investorvote.com/WTW;

2. By toll-free telephone: call 1-800-652-VOTE (8683); or

3. By mail: mark, sign, date and promptly mail the enclosed proxy card in the postage-paid envelope.

Any proxy may be revoked at any time prior to its exercise at the 2008 Annual Meeting.

If I am a beneficial owner of shares held in street name, how do I vote?

As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the 2008 Annual Meeting. Since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the 2008 Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the 2008 Annual Meeting. Your broker, trustee or nominee will send you separate instructions describing the procedure for voting your shares.

If you do not wish to vote in person or you will not be attending the 2008 Annual Meeting, you may vote by proxy. You may vote by proxy by mail, telephone or over the Internet by following the instructions provided by your broker, trustee or nominee.

Why is there information regarding the Internet availability of proxy materials this year?

Pursuant to the new rules recently adopted by the Securities and Exchange Commission (the “SEC”), we are providing access to our proxy materials over the Internet. Accordingly, our Notice of 2008 Annual Meeting of Shareholders (the “Notice”) includes information regarding the Internet availability of our proxy materials to our shareholders of record and beneficial owners.

How can I get electronic access to the proxy materials this year?

You can view our proxy materials for the 2008 Annual Meeting on the Internet at our website at www.weightwatchersinternational.com.

What happens if I do not give specific voting instructions?

Shareholders of Record. If you are a shareholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by our Board of Directors, or if you sign and return the enclosed proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by our Board of Directors on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the 2008 Annual Meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. We encourage you to provide voting instructions to the organization that holds your shares. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform our Inspector of Election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” Any broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business.

How can I change my vote?

You may revoke your proxy or change your voting instructions before the time of voting at the 2008 Annual Meeting by (i) voting on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the 2008 Annual Meeting will be counted), (ii) delivering a written revocation or a later-dated proxy to the Corporate Secretary of the Company at the address of the Company’s principal executive offices or (iii) attending the 2008 Annual Meeting and voting in person.

How many shares must be present or represented to constitute a quorum for the 2008 Annual Meeting?

The presence of a majority of the outstanding shares, in person or represented by proxy, of the Common Stock entitled to vote at the 2008 Annual Meeting constitutes a quorum. A quorum is necessary in order to conduct business at the 2008 Annual Meeting. You are part of the quorum if you have voted by proxy. Shares held of record by your broker, trustee, or nominee (“Broker Shares”) that are voted or abstained on any matter are included in determining the number of votes present. Broker Shares that are not represented by proxy or voted in person on any matter at the 2008 Annual Meeting are not included in determining whether a quorum is present. If a quorum is not present, the 2008 Annual Meeting will be rescheduled for a later date.

Why is there one member to the Board of Directors being elected to serve as a Class III director?

On March 13, 2008 our Class III director Sam K. Reed resigned from the Board of Directors effective as of the end of our first quarter of fiscal 2008 (i.e., at 11:59 p.m. on March 29, 2008) and his vacancy on the Board of Directors and the Audit Committee of the Board of Directors (the “Audit Committee”) was filled by a unanimous vote of the Board of Directors by Kimberly Roy Tofalli, effective as of the beginning of the second quarter of fiscal 2008 (i.e., at 12:01 a.m. on March 30, 2008). In accordance with our Amended and Restated Articles of Incorporation, Ms. Roy Tofalli, as the director elected by Board of Directors to fill the Class III vacancy, shall hold office until the next annual meeting of shareholders and, therefore, is being nominated for election by our shareholders at our 2008 Annual Meeting. The term of office for each of the Class III directors expires at the 2010 annual meeting of shareholders.

What is the voting requirement to approve each of the proposals?

Proposal No. 1—Election of Directors. Directors are elected by a plurality of the votes cast, in person or by proxy, at the 2008 Annual Meeting. The three nominees to be Class I directors and the one nominee to be a Class III director receiving the highest number of affirmative votes at the 2008 Annual Meeting will be elected as Class I directors for a three-year term and the Class III director for the remainder of the Class III directors’ term, respectively. Abstentions and Broker Shares that are not voted in the election of directors will have no effect on the outcome of the election of directors. A withhold vote in the election of directors will have the same effect as an abstention.

Proposal No. 2—Approval of the Company's 2008 Stock Incentive Plan. The affirmative vote of a majority of votes cast, in person or by proxy, at the 2008 Annual Meeting and entitled to vote on Proposal No. 2 is required for ratification and approval of the Company's 2008 Stock Incentive Plan (the “2008 Plan”), provided that the total votes cast on Proposal No. 2 represents over 50% of the outstanding shares of the Company's Common Stock. In determining whether Proposal No. 2 has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against Proposal No. 2. Broker non-votes are not considered “shares present” for voting purposes, but may affect the voting to the extent that the broker non-votes cause less than a majority of the outstanding shares of Common Stock to be voted on the matter.

Proposal No. 3—Ratification of Appointment of Independent Registered Public Accounting Firm. The appointment of the independent registered public accounting firm for fiscal 2008 will be ratified if the votes cast, in person or by proxy, at the 2008 Annual Meeting for ratification exceed the number of votes cast against ratification. Abstentions and Broker Shares that are not voted on the ratification of the appointment of the independent registered public accounting firm will have no effect on the proposal to ratify the appointment of PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”).

Other Matters. The affirmative vote of the majority of shares present, in person or by proxy, at the 2008 Annual Meeting is generally required for approval for all other matters that may properly come before the 2008 Annual Meeting. If any other matter not discussed in this Proxy Statement properly comes before the 2008 Annual Meeting upon which a vote may be taken, shares represented by all proxies received by the Company will be voted on that matter in accordance with the discretion of the persons named as proxy holders.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends that you vote your shares “FOR” each of the nominees to the Board of Directors, “FOR” the approval the 2008 Plan, and “FOR” the ratification of the independent registered public accounting firm for fiscal 2008.

How are votes counted?

Shareholders’ proxies are received by the Company’s independent proxy processing agent and the vote is certified by our Inspector of Election. Proxies and ballots that identify the vote of individual shareholders will be kept confidential, except as necessary to meet legal requirements, in cases where shareholders write comments on their proxy cards or in a contested proxy solicitation. During the proxy solicitation period, the Company will receive vote tallies from time to time from the Inspector of Election, but such tallies will provide aggregate figures rather than names of shareholders. The Inspector of Election will notify the Company if a shareholder has failed to vote.

Who will bear the cost of soliciting votes for the 2008 Annual Meeting?

The Company will bear the entire cost of this proxy solicitation, including the preparation, printing and mailing of this Proxy Statement, the proxy card and any additional soliciting materials sent by the Company to shareholders. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for reasonable expenses incurred by them in forwarding proxy-soliciting materials to such beneficial owners. In addition to solicitations by mail, certain of the Company’s directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, email, facsimile and personal interviews.

How can shareholders communicate with the Board of Directors?

Shareholders who want to communicate with the Board of Directors or any individual director can write to them at Weight Watchers International, Inc., Attention: Corporate Secretary, 11 Madison Avenue, 17th Floor, New York, New York 10010. In any such communication, an interested person may also designate a particular audience, including a committee of the Board of Directors, such as the Audit Committee, the non-management directors as a group, or the director designated to preside over the meetings of the non-management directors. The letter should indicate that you are a shareholder. Depending on the subject matter, our Corporate Secretary will: (i) forward the communication to the director or directors to whom it is addressed; (ii) attempt to handle the inquiry directly, for example when the request is for information about the Company or is a stock-related matter; or (iii) not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic. At each Board of Directors meeting, a member of management will present a summary of all communications received since the last meeting that were not forwarded to the director or directors to whom they were addressed, and shall make those communications available to the Board of Directors upon request.

Our Board of Directors encourages shareholders who are interested in communicating directly with our independent directors as a group to do so by writing to the independent directors in care of our Corporate Secretary. Shareholders can send communications by mail to: Weight Watchers International, Inc., Attention: Corporate Secretary, 11 Madison Avenue, 17th Floor, New York, New York 10010. Shareholder correspondence received addressed to our independent directors will be reviewed by our Corporate Secretary or his designee, who will regularly forward to our independent directors all correspondence that, in the opinion of our Corporate Secretary, deals with the functions of the Board of Directors or committees thereof or that our Corporate Secretary otherwise determines requires their attention. Our directors may at any time review a log of all correspondence received by the Company that is addressed to the independent members of the Board of Directors and request copies of any such correspondence.

When do we anticipate mailing the proxy materials to shareholders?

It is anticipated that this Proxy Statement and the accompanying proxy card will be first mailed to shareholders on or about March 31, 2008.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors is currently divided into three classes, with members of each class holding office for staggered three-year terms (in all cases subject to election and qualification of their successors and to the earlier of their death, resignation or removal). The following individuals are our current directors and serve for the terms indicated:

Class I Directors (term expiring in 2008)

Raymond Debbane

John F. Bard

Jonas M. Fajgenbaum

Class II Directors (term expiring in 2009)

Marsha Johnson Evans

Sacha Lainovic

Christopher J. Sobecki

Class III Directors (term expiring in 2010)

Philippe J. Amouyal

David P. Kirchhoff

Kimberly Roy Tofalli(1)

(1)	Nominated for election, as described below, to serve for the remaining term as a Class III director.

The Board of Directors has nominated for election at the 2008 Annual Meeting as Class I directors to serve until the 2011 annual meeting of shareholders and until their successors have been duly elected and qualified, the following slate of three nominees: Raymond Debbane, John F. Bard and Jonas M. Fajgenbaum. Each of the Class I director nominees is currently serving as a director of the Company and was elected by the shareholders at the Company’s 2005 annual meeting of shareholders.

The Board of Directors has nominated for election at the 2008 Annual Meeting as a Class III director Kimberly Roy Tofalli, to serve the remainder of the term of the former Class III director, Sam K. Reed. Ms. Roy Tofalli was elected by the Board of Directors effective as of the beginning of the second quarter of fiscal 2008 (i.e., 12:01 a.m. on March 30, 2008) to fill the vacancy created following Mr. Reed’s resignation effective as of the end of the first quarter of fiscal 2008 (i.e., 11:59 p.m. on March 29, 2008). If elected at the 2008 Annual Meeting, Ms. Roy Tofalli will serve until the 2010 annual meeting of shareholders and until her successor has been duly elected and qualified.

Unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy card to that effect, the persons named in the enclosed proxy card will, upon receipt of a properly executed proxy card, vote to elect Mr. Debbane, Mr. Bard and Mr. Fajgenbaum as Class I directors for a term expiring at the 2011 annual meeting of shareholders and Ms. Roy Tofalli as a Class III director for a term expiring at the 2010 annual meeting of shareholders and until their successors have been elected and qualified. Except as described above, the Board of Directors knows of no reason why these nominees should be unable or unwilling to serve, but if that should be the case, proxies will be voted for the election of such substitutes as the Board of Directors may designate.

Set forth below are the names and certain information with respect to each of the persons nominated to serve as a Class I director or as a Class III director of the Company.

Background Information on Nominees

Class I Director Nominees

Background information about each of the persons nominated to serve as directors for a three-year term expiring at the 2011 annual meeting of shareholders and until their successors have been elected and qualified (Class I directors) is as follows:

Raymond Debbane. Mr. Debbane has been the Chairman of our Board of Directors since our acquisition by Artal on September 29, 1999. Mr. Debbane is a co-founder and President of The Invus Group, LLC. Prior to forming The Invus Group, LLC in 1985, Mr. Debbane was a manager and consultant for The Boston Consulting Group in Paris, France. He holds an M.B.A. from Stanford Graduate School of Business, an M.S. in Food Science and Technology from the University of California, Davis and a B.S. in Agricultural Sciences and Agricultural Engineering from American University of Beirut. Mr. Debbane is a director of Artal Group S.A., Ceres, Inc. and Lexicon Pharmaceuticals, Inc.

John F. Bard. Mr. Bard has been a director since November 2002. Since 1999, Mr. Bard has been a director of the Wm. Wrigley Jr. Company, where he served as Executive Vice President from 1999 to 2000, Senior Vice President from 1990 to 1999, and at the same time serving as Chief Financial Officer from 1990 until his retirement from management in 2000. He began his business career in 1963 with The Procter & Gamble Company in financial management. He subsequently was Group Vice President and Chief Financial Officer and a director of The Clorox Company and later President and a director of Tambrands, Inc., prior to joining Wrigley. Mr. Bard holds a B.S. in business from Northwestern University and an M.B.A. in Finance from the University of Cincinnati.

Jonas M. Fajgenbaum. Mr. Fajgenbaum has been a director since our acquisition by Artal on September 29, 1999. Mr. Fajgenbaum is a Managing Director of The Invus Group, LLC, which he joined in 1996. Prior to joining The Invus Group, LLC, Mr. Fajgenbaum was a consultant for McKinsey & Company in New York from 1994 to 1996. He graduated with a B.S. from the Wharton School of Business and a B.A. in Economics from the University of Pennsylvania.

Class III Director Nominee

Background information about the nominee to serve as a director for the remainder of the Class III director term expiring at the 2010 annual meeting of shareholders and until her successor has been elected and qualified (Class III director) is as follows:

Kimberly Roy Tofalli. Ms. Roy Tofalli has been a director since March 30, 2008. Ms. Roy Tofalli has been the President of Lauren Brands for the Polo Ralph Lauren Corporation since June 2003. Prior to joining the Polo Ralph Lauren Corporation, Ms. Roy Tofalli was the President of Ann Taylor Stores, Inc. from April 2001 to February 2003. From June 1996 to April 2001, Ms. Roy Tofalli served in various senior retail and merchandising positions at Liz Claiborne, Inc., the latest being Group President for Liz Claiborne, Inc. Prior to joining Liz Claiborne, Inc., Ms. Roy Tofalli held various merchandising positions for Associated Merchandising Corporation and Abraham & Straus. Ms. Roy Tofalli received her B.S. from Skidmore College.

Our Board of Directors recommends that you vote FOR the election of each of the Class I director nominees and the Class III director nominee

PROPOSAL NO. 2

APPROVAL OF THE 2008 STOCK INCENTIVE PLAN

The Board of Directors unanimously recommends that shareholders approve the Company’s 2008 Plan. Under the 2008 Plan, the maximum number of shares of Common Stock that can be issued pursuant to equity-based awards such as stock options and restricted stock units (“RSUs”) is 3,000,000, subject to increase and adjustment as set forth in the 2008 Plan.

The Company believes that its best interests will be served by the approval of Proposal No. 2. The purpose of the 2008 Plan is to ensure that there are adequate shares to fund expected awards under the Company’s long-term equity incentive program in the future. The 2008 Plan governs grants of long term equity-based awards to employees, directors, advisors and consultants. It is designed to support the Company’s long-term business objectives in a manner consistent with its executive compensation philosophy. The Board believes that by allowing the Company to continue to offer its employees long-term, equity-based compensation through the 2008 Plan, the Company will promote the alignment of compensation for employees and non-employee directors over a multi-year period directly with the interests of shareholders of the Company. The Company believes that granting equity-based awards provides employees with a strong financial incentive in maximizing shareholder returns over the longer term. The Company also believes that the practice of granting equity-based awards is important in retaining and recruiting the key talent necessary to ensure the Company’s continued success.

This section summarizes the 2008 Plan, and is qualified in its entirety by the full text of the 2008 Plan, which is included in Appendix A to this Proxy Statement. Capitalized terms used in this Proposal No. 2 and not defined in this Proposal No. 2 are defined in the 2008 Plan.

Shares Available Under Plans

As of March 15, 2008, and prior to the requested approval of the 2008 Plan, 273,573 shares remain available for issuance of future awards pursuant to our 1999 Stock Purchase and Option Plan (the “1999 Plan”) and 872,186 shares remain available for future awards pursuant to our 2004 Stock Incentive Plan (the “2004 Plan,” and collectively with the 1999 Plan, the “Stock Plans”). The number of shares that may be issued under the Stock Plans may increase to the extent that outstanding awards are cancelled due to forfeiture or expiration without exercise.

The following table sets forth the number of shares authorized for future issuance (including shares authorized for issuance under all of our Stock Plans pursuant to equity-based awards) as of March 15, 2008 after including the additional shares under the 2008 Plan.

Total Shares Available
Shares reserved for future awards as of March 15, 2008(1)	1,145,759
Requested shares reserved for equity-based awards under the 2008 Plan	3,000,000

Shares reserved for future awards after approval of 2008 Plan	4,145,759

(1)	Includes shares authorized under the 1999 Plan and the 2004 Plan.

The Board of Directors believes that the number of shares requested to be reserved for equity-based awards under the 2008 Plan represents a reasonable amount of potential equity dilution and allows the Company to continue awarding equity-based awards, which are an important component of our overall compensation program.

Adoption of Proposal No. 2

The affirmative vote of the holders of a majority of shares represented in person or by proxy and entitled to vote on this item will be required for approval of the 2008 Plan, provided that the total votes cast on the 2008 Plan represents over 50% of the outstanding shares of the Company’s Common Stock. In determining whether

Proposal No. 2 has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against Proposal No. 2. Broker non-votes are not considered “shares present” for voting purposes, but may affect the voting to the extent that the broker non-votes cause less than a majority of the outstanding shares of Common Stock to be voted on the matter.

Description of the 2008 Stock Incentive Plan

Administration. The 2008 Plan is administered by the Compensation and Benefits Committee (the “Compensation Committee”), which may delegate its duties and powers in whole or in part to any subcommittee consisting solely of at least two individuals who are intended to qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any successor rule thereto) (the “Exchange Act”) and, to the extent required by Section 162(m) of the Internal Revenue Code (“Section 162(m)”), “outside directors” within the meaning thereof. In addition, as long as grants are made consistent with Compensation Committee guidelines and the 2008 Plan, the Compensation Committee may delegate the authority to grant awards under the 2008 Plan to any employee or group of employees of the Company or an Affiliate.

The Compensation Committee has the authority to make, and establish the terms and conditions of, any award to any person eligible to be a participant under the 2008 Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions). The Compensation Committee is authorized to interpret the 2008 Plan, to establish, amend and rescind any rules and regulations relating to the 2008 Plan and to make any other determinations that it deems necessary or desirable for the administration of the 2008 Plan. The Board of Directors shall be authorized and shall have the power to act on behalf and in lieu of the Compensation Committee with respect to the matters contained in the 2008 Plan.

Eligibility. Any employee, prospective employee, director, advisor or consultant of the Company or an Affiliate is eligible to receive an Award grant under the 2008 Plan. The Compensation Committee will select individuals to participate in the 2008 Plan.

Shares Subject to the 2008 Plan. The total number of shares which may be issued under the 2008 Plan is 3,000,000. The maximum number of shares with respect to which awards may be granted during each calendar year to any given participant may not exceed 500,000. Notwithstanding the foregoing, in the event that shares subject to the 1999 Plan are canceled, expire or terminate or that otherwise are available for issuance but for any other reason are not issued under the 1999 Plan as of the tenth anniversary of the shareholder approval of the 1999 Plan, then the number of shares authorized for issuance under the 2008 Plan shall be increased by such number of shares as of such tenth anniversary date (the maximum number of shares by which the 2008 Plan shall be increased shall not exceed 1.3 million shares). The shares may consist, in whole or in part, of unissued shares or shares that the Company has reacquired, bought on the market or otherwise. The issuance of shares or the payment of cash upon the exercise of an award or in consideration of the cancellation or termination of an award shall reduce the total number of shares available under the 2008 Plan. Shares subject to awards (or portions thereof) that terminate or lapse without the payment of consideration may be granted again under the 2008 Plan. In addition, shares withheld by the Company to satisfy any tax withholding obligation may be granted again under the 2008 Plan.

Stock Options and Stock Appreciation Rights. The Compensation Committee may award non-qualified or “incentive” stock options under the 2008 Plan. Options granted under the 2008 Plan will become vested and exercisable at such times and upon such terms and conditions as may be determined by the Compensation Committee, but an option will generally not be exercisable for a period of more than ten years after it is granted.

The exercise price per share of Common Stock for any stock option awarded will not be less than the average of the closing price of our Common Stock on the grant date and the four previous trading days on the New York Stock Exchange (the “NYSE”) or such other national securities exchange on which the shares are traded. To the extent permitted by the Compensation Committee, the exercise price of a stock option may be paid

(i) in cash or its equivalent (e.g., a check or wire transfer); (ii) in shares of Common Stock having a fair market value equal to the aggregate option exercise price, so long as the shares have been held by the participant for no less than six months; (iii) partly in cash and partly in shares of Common Stock; or (iv) through the delivery of irrevocable instructions to a broker to sell, to the extent permitted by applicable law, shares of Common Stock obtained upon the exercise of the stock option and to deliver promptly to the Company an amount out of the proceeds of the sale equal to the aggregate option exercise price for the shares being purchased.

The Compensation Committee may grant stock appreciation rights independent of, or in connection with, a stock option. The exercise price of a stock appreciation right will not be less than the average of the closing price of our Common Stock on the grant date and the four previous trading days on the NYSE or such other national securities exchange on which the shares are traded; provided, however, that, in the case of a stock appreciation right granted in connection with a stock option, the exercise price will not be less than the exercise price of the related stock option. Each stock appreciation right granted independent of a stock option will entitle a participant, upon exercise, to an amount equal to (i) the excess of (A) the fair market value on the exercise date of one share of Common Stock over (B) the exercise price, multiplied by (ii) the number of shares of Common Stock covered by the stock appreciation right, and each stock appreciation right granted in connection with a stock option will entitle a participant upon surrender of his or her unexercised, but exercisable, stock option to receive the same amount. Payment will be made in shares of Common Stock (any Common Stock is valued at fair market value) and/or cash, as determined by the Compensation Committee.

Limitations. No award may be granted under the 2008 Plan after May 6, 2018 (the “Expiration Date”), unless shareholders re-approve the material terms of the 2008 Plan, but awards granted prior to the Expiration Date may extend beyond that date. Except as discussed below in “Adjustments Upon Certain Events,” the 2008 Plan prohibits the repricing of the exercise price of any stock options or stock appreciation rights after they have been granted.

Restricted Stock Units. An RSU award gives the participant an opportunity to receive shares of Common Stock free of restrictions upon vesting of the RSU award. The Compensation Committee will determine the number of RSUs to grant to a participant, the duration of the period during which any restrictions may remain imposed on such RSUs, the conditions, if any, under which the RSUs may be forfeited to the Company, and the other terms and conditions of the RSU awards. At the discretion of the Compensation Committee, an RSU award may entitle the participant to receive an amount that is equal to the amount of any dividends that the participant would have been paid if the RSUs were actual Common Stock. If the participant is entitled to these types of dividend equivalent payments, the Compensation Committee will decide whether these payments will be made to the participant currently or held until the RSU award vests, in which case such amount may be paid with or without interest.

Restricted Stock. The Compensation Committee will determine the number of shares of restricted stock to grant to a participant, the duration of the period during which any restrictions may remain imposed on such restricted stock, the conditions, if any, under which the restricted stock may be forfeited to the Company, and the other terms and conditions of restricted stock awards. Certain restricted stock awards granted under the 2008 Plan may be granted in a manner designed to make them deductible by the Company under Section 162(m). Such awards shall be based upon one or more of the performance criteria described below in “Tax Consequences of 2008 Plan Awards—Restricted Stock Awards.”

Other Awards. The Compensation Committee, in its sole discretion, may grant or sell stock awards, unrestricted Common Stock and other awards that are valued in whole or in part by reference to, or are otherwise based on the fair market value of the Common Stock. Such other equity-based awards may be in such form, and dependent on such conditions, as the Compensation Committee determines, including, without limitation, the right to receive, or vest with respect to, one or more shares of Common Stock (or the equivalent cash value of such shares of Common Stock based on the fair market value of such stock) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of certain performance objectives. The maximum amount of other equity-based awards that may be granted during a calendar year to any participant is

(x) with respect to other equity-based awards that are denominated or payable in shares, 500,000 shares and (y) with respect to other equity-based awards that are not denominated or payable in shares, $1 million.

Other equity-based awards granted under the 2008 Plan may be granted in a manner designed to make them deductible by the Company under Section 162(m). Such awards (“Performance-Based Awards”) shall be based upon one or more of the following performance criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per share; (v) book value per share; (vi) return on shareholders’ equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital; and (xviii) return on assets. With respect to Performance-Based Awards, (A) the Compensation Committee shall establish in writing the objective performance goals applicable to a given period of service no later than 90 days after the commencement of such period of service (but in no event after 25% of such period of service has elapsed), and (B) no awards shall be paid to any participant for such period of service until the Compensation Committee certifies that the objective performance goals (and any other material terms) applicable to such period have been satisfied.

Cash Awards. The Company may also make awards of cash to participants in a manner which is intended to allow such awards to be deductible by the Company under Section 162(m). Cash awards shall be provided for pursuant to the procedures regarding the grant, determination and payment of the Performance-Based Award, as described above in “Other Awards” and below in “Tax Consequences of 2008 Plan Awards—Section 162(m) of the Internal Revenue Code”. No participant who is a “covered employee” within the meaning of Section 162(m) shall receive payment of a cash award under the 2008 Plan in respect of any performance period in excess of $5 million, and the Compensation Committee shall have the right, in its absolute discretion, to reduce or eliminate the amount of any cash award otherwise payable to any participant under the 2008 Plan based on individual performance or any other factors that the Compensation Committee, in its discretion, shall deem appropriate.

Adjustments Upon Certain Events. In the event of any stock split, spin-off, share combination, reclassification, recapitalization, liquidation, dissolution, reorganization, merger, Change in Control, payment of a dividend (other than a cash dividend paid as part of a regular dividend program) or other similar transaction or occurrence which affects the equity securities of the Company or the value of such equity securities, the Compensation Committee has the discretion to (i) adjust the number and kind of shares subject to the 2008 Plan and available for or covered by awards granted under the 2008 Plan, (ii) adjust the share prices related to outstanding awards granted under the Plan, and/or (iii) take such other action (including providing for the payment of a cash amount to holders of outstanding awards granted under the 2008 Plan in cancellation of any such awards), in each case as it deems reasonably necessary to address, on an equitable basis, the effect of the applicable corporate event on the 2008 Plan and any outstanding awards granted under the 2008 Plan; provided, however, that the Compensation Committee may, upon the consummation of the transactions constituting a Change in Control, cancel without consideration any outstanding stock option having an Option Price that is greater than the per share consideration received by a holder of Common Stock in such transaction.

Amendment and Termination. The Compensation Committee may amend, alter or discontinue the 2008 Plan, but, except as discussed above in “Adjustments Upon Certain Events”, no amendment, alteration or discontinuation shall be made (i) without the approval of the shareholders of the Company, if such action would increase the total number of shares of Common Stock reserved for the purposes of the 2008 Plan, or increase the maximum number of shares of restricted stock or other equity-based awards that may be awarded under the 2008 Plan, or increase the maximum number of shares for which awards may be granted to any participant, (ii) without the consent of a participant, if such action would diminish any of the rights of the participant under any award previously granted to the participant under the 2008 Plan or (iii) to the provision prohibiting the repricing of stock options or stock appreciation rights to permit such repricing. No new awards may be made under the 2008 Plan after the tenth anniversary of this shareholder meeting unless and until the shareholders re-approve the material terms of the 2008 Plan.

Tax Consequences of 2008 Plan Awards

Introduction. The following general discussion of the federal income tax consequences of awards to be granted under the 2008 Plan is based on current federal tax laws and regulations, does not purport to be a complete description of the federal income tax laws, and does not purport to be a representation as to the actual tax consequences that any participant or the Company may in fact incur. Participants may also be subject to certain state and local taxes, which are not described below.

Non-qualified Stock Options. If the award granted is a non-qualified stock option, no income is realized by the participant at the time of grant of the option, and no deduction is available to the Company at such time. At the time of a cash or equivalent exercise, ordinary income is realized by the participant in an amount equal to the excess, if any, of the fair market value of the Common Stock on the date of exercise over the option exercise price, and the Company receives a tax deduction for the same amount. Upon disposition, any difference between the participant’s tax basis in the Common Stock and the amount realized on disposition of the shares is treated as capital gain or loss.

Incentive Stock Options. If the award granted is an “incentive stock option” (as described in Section 422 of the Internal Revenue Code), no income is realized by the participant upon award or exercise of the option and no compensation deduction is available to the Company at such times. If the Common Stock purchased upon the exercise of an incentive stock option is held by a participant for at least two years from the date of the grant of such option and for at least one year after exercise, any resulting gain is taxed, upon disposition of the Common Stock, at long-term capital gains rates. If the Common Stock purchased pursuant to the option is disposed of before the expiration of that period, any gain on the disposition, up to the excess of the fair market value of the Common Stock at the time of exercise over the option exercise price, is taxed at ordinary income rates as compensation paid to the participant, and the Company is entitled to a compensation deduction for an equivalent amount. Any amount realized on the disposition by the participant in excess of the fair market value of the Common Stock at the time of exercise is taxed at capital gains rates.

Stock Appreciation Rights. The participant realizes no income at the time a stock appreciation right is granted, and no deduction is available to the Company at such time. When the right is exercised, ordinary income is realized by the participant in the amount of the cash and/or the fair market value of the Common Stock received by the participant, and the Company shall be entitled to a deduction of the same amount.

Restricted Stock Units. If the award granted is an RSU, the participant will not recognize any income for federal income tax purposes when RSUs are granted because restricted share units are not considered to be “property” for purposes of the Internal Revenue Code and no deduction is available to the Company at such time. After the RSUs vest and are settled, the participant will be required to treat as ordinary income an amount equal to the full fair market value of the shares of Common Stock and any cash received. If the participant sells the shares of Common Stock, the participant generally will have a taxable capital gain (or loss). Because the participant will have recognized income when any stock was distributed, the amount of this gain (or loss) is the difference between the sale price and the fair market value of the stock on the date it was distributed. Subject to Section 162(m), discussed below, the Company is generally entitled to a deduction equal to the amount of ordinary income recognized by the participant as the result of an RSU award. If a participant forfeits his or her RSU award, no gain or loss is recognized and no deduction is allowed.

Restricted Stock Awards. Subject to Section 162(m), discussed below, the Company receives a deduction and the participant recognizes taxable income equal to the fair market value of the restricted stock award at the time the restrictions on the stock awarded lapse, unless the participant elects to recognize such income immediately by so electing, within 30 days after the date of grant by the Company to the participant of a restricted stock award, as permitted under Section 83(b) of the Internal Revenue Code, in which case both the Company’s deduction and the participant’s inclusion in income occur on the grant date. The value of any other stock award granted to participants shall be taxable as ordinary income to such participant in the year in which such stock is received, and the Company will be entitled to a corresponding tax deduction, subject to Section 162(m).

Section 162(m) of the Internal Revenue Code. Section 162(m) generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the chief executive officer and the three other most highly compensated executive officers of the Company or any of its subsidiaries (excluding the Company’s principal financial officer) in any taxable year of the Company. Qualifying performance-based compensation is not subject to this deduction limit if certain requirements are met. One requirement is shareholder approval of (i) the performance criteria upon which performance-based awards may be based, (ii) the annual per-participant limits on awards and (iii) the class of employees eligible to receive awards. In the case of restricted stock awards and performance-based awards, other requirements generally are that objective performance goals and the amounts payable upon achievement of the goals be established by a committee of at least two “outside directors” (within the meaning of Section 162(m)) and that no discretion be retained to increase the amount payable under the awards. In the case of stock options and stock appreciation rights, other requirements are that the stock option or stock appreciation right be granted by a committee of at least two “outside directors” and that the exercise price of the stock option or stock appreciation right be not less than the fair market value of the Common Stock subject to such award on the date of grant of the award.

Section 409A of the Internal Revenue Code. The American Jobs Creation Act of 2004 introduced a new section of the Internal Revenue Code (“Section 409A”) covering certain nonqualified deferred compensation arrangements. Section 409A generally establishes new rules that must be followed with respect to covered deferred compensation arrangements in order to avoid the imposition of an additional 20% tax (plus interest) on the service provider who is entitled to receive the deferred compensation. Certain awards that may be granted under the 2008 Plan may constitute “deferred compensation” within the meaning of and subject to Section 409A. While the Compensation Committee intends to administer and operate the 2008 Plan and establish terms (or make required amendments) with respect to awards subject to Section 409A in a manner that will avoid the imposition of additional taxation under Section 409A upon a participant, there can be no assurance that additional taxation under Section 409A will be avoided in all cases. If any payments or benefits that the Company would otherwise be required to provide under the 2008 Plan cannot be provided in the manner contemplated herein or under the applicable plan without subjecting participant to income tax under Section 409A, the Company shall provide such intended payments or benefits to participant in an alternative manner that conveys an equivalent economic benefit to participant (without materially increasing the aggregate cost to the Company).

The following table summarizes our equity compensation plan information as of December 29, 2007, the end of fiscal 2007 prior to any adoption of the 2008 Plan:

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	2,486,238	$38.21	1,199,849
Equity compensation plans not approved by security holders	—	—	—
Total	2,486,238	$38.21	1,199,849

(1)	Consists of 2,225,558 shares of our Common Stock issuable upon the exercise of outstanding stock options and 260,680 shares of our Common Stock issuable upon the vesting of RSUs awarded under our 2004 Plan and our 1999 Plan.
(2)	Includes weighted average exercise price of stock options outstanding of $42.69 and RSUs of $0.

The Board of Directors recommends a vote FOR

the approval of the Company’s 2008 Stock Incentive Plan

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee has selected PricewaterhouseCoopers to serve as the Company’s independent registered public accounting firm for fiscal 2008. Representatives of PricewaterhouseCoopers are expected to be present at the 2008 Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Ratification by the shareholders of the selection of the independent registered public accounting firm is not required, but the Board of Directors believes that it is desirable to submit this matter to the shareholders. If the selection of PricewaterhouseCoopers is not approved at the meeting, the Audit Committee will investigate the reason for the rejection and reconsider the appointment.

Our Board of Directors recommends that you vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm

CORPORATE GOVERNANCE

BOARD OF DIRECTORS AND COMMITTEES

Board of Directors

Our Board of Directors is comprised of nine members. The Company’s Board of Directors is divided into three classes, equal in number, with each director serving a three-year term and one class being elected at each year’s annual meeting of shareholders.

The Board of Directors held 10 meetings in fiscal 2007. Each of the directors attended at least 90% or more of the meetings of the Board of Directors and all committees of the Board of Directors on which he or she served that were held during fiscal 2007. It is the Board of Directors’ policy that directors should attend our 2008 Annual Meeting absent exceptional cause. All of our then current directors attended the Company’s 2007 annual meeting of shareholders.

Directors of Weight Watchers International

Set forth below in the section entitled “Executive Officers and Directors of the Company” are the names and certain information with respect to each of our current directors.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines for our officers, directors and employees, which include guidelines for determining director independence and qualifications for directors. All of the Company’s corporate governance materials, including the Corporate Governance Guidelines and committees of the Board of Directors’ charters and key practices, are available on the Corporate Governance page of our website at www.weightwatchersinternational.com. In addition, shareholders may request a free copy of our Corporate Governance Guidelines from Weight Watchers International, Inc., Attention: Corporate Secretary, 11 Madison Avenue, 17th Floor, New York, NY 10010, (212) 589-2700. The Board of Directors regularly reviews corporate governance developments and modifies its Corporate Governance Guidelines, committee charters and key practices as warranted.

Director Nominations

Because the Board of Directors believes that all of the directors of the Company should be involved in the process of nominating persons for election as directors and the Company is not required to have a nominating committee under the listing standards of the NYSE as described below under “Committees of the Board of Directors,” the Board of Directors as a whole performs the functions of a nominating committee and is responsible for reviewing the requisite skills and characteristics of the nominees for the Board of Directors.

Identifying and Evaluating Nominees for Directors

The Board of Directors will consider candidates for nomination as a director recommended by shareholders, current directors, officers, third-party search firms and other sources. In evaluating candidates, the Board of Directors considers the attributes of the candidate, including, but not limited to, their skills, their experience, legal and regulatory requirements and the needs of the Board of Directors. The Board of Directors will review all candidates in the same manner, regardless of the source of the recommendation. The Board of Directors will consider individuals recommended by shareholders for nomination as a director in accordance with the procedures described below. While the Board of Directors has not adopted a separate charter setting forth the guidelines for its nomination duties, the guidelines for determining director independence and qualifications for directors are described in Articles II and III of our Corporate Governance Guidelines.

Recommendation of the Nominee Replacement Class III Director. Upon receipt of notice from our Class III director Mr. Reed of his intention to resign his position on the Board of Directors, the Board engaged a third party director search firm to find potential candidates to fill the vacancy that would be created when Mr. Reed resigned as a director of the Company. The third party director search firm submitted Ms. Roy Tofalli to the Chairman of the Board for evaluation as a potential candidate to replace Mr. Reed. The Chairman then evaluated Ms. Roy Tofalli and proposed her nomination for election to the Company’s Board of Directors. On March 13, 2008 Mr. Reed resigned from the Board of Directors effective as of the end of the first quarter of fiscal 2008 (i.e., at 11:59 p.m. on March 29, 2008) and his vacancy on the Board of Directors and the Audit Committee was filled by a unanimous vote of the Board of Directors by Ms. Roy Tofalli, effective as of the beginning of the second quarter of fiscal 2008 (i.e., at 12:01 a.m. on March 30, 2008).

Procedures for Submitting Director Recommendations and Nominations

The Company’s Amended and Restated Bylaws (the “Bylaws”) provide that shareholders may nominate persons for election as directors at the Company’s shareholders meeting by giving timely written notice to the Company containing required information. The Bylaws require that, to be timely and proper, notice of a nomination by a shareholder must be personally delivered to, or mailed to and received at, the Company’s principal executive offices as follows: (a) for elections to be held at an annual meeting of the shareholders, at least 120 days and no more than 150 days before the first anniversary of the date of the proxy statement in conjunction with the annual meeting of shareholders for the prior year; (b) if the date of the annual meeting is more than 30 days earlier or later than the anniversary date of the prior year’s annual meeting, notice must be received not less than 60 days prior to such annual meeting; and (c) for elections that are going to take place at a special meeting of the shareholders, no later than the close of business on the seventh day after the day on which notice of the date of the special meeting is first given to shareholders.

In notifying the Board of Directors, the shareholder should provide the following information to the Board of Directors: (i) the name and the address of the shareholder making the submission, as they appear on the Company’s stock transfer books, and the name, age and business and residential addresses of the candidate to be considered; (ii) a representation by the shareholder that the shareholder is a shareholder of record and intends to appear in person or by proxy at the meeting to nominate the candidate; (iii) the class or series and number of shares of the Company’s stock that are beneficially owned by the shareholder making the submission and by the candidate; (iv) a description of all arrangements or understandings between the shareholder and the candidate and any other person (naming such person) pursuant to which such nomination is to be made by such shareholder; (v) an executed written consent of the candidate to be named in the proxy statement as a nominee and to serve as a director of the Company if so elected; (vi) the principal occupation or employment of the candidate; and (vii) any other information relating to the candidate required to be disclosed in accordance with the Bylaws and the Exchange Act. The foregoing information should be submitted to the Board of Directors through Weight Watchers International, Inc., Attention: Corporate Secretary, 11 Madison Avenue, 17th Floor, New York, New York 10010, (212) 589-2700.

Committees of the Board of Directors

The standing committees of our Board of Directors consist of the Audit Committee and the Compensation Committee. Due to the beneficial ownership by Artal Group, S.A. (together with its parent and its subsidiaries, “Artal”) of more than 50% of our outstanding Common Stock, we are considered a “controlled company” as defined in the listing standards of the NYSE. As such, we have elected to be exempt from the requirements to have nominating/corporate governance and compensation committees composed entirely of independent directors and to have a majority of independent directors on our Board of Directors.

Audit Committee

We have an Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act, the rules and regulations of the SEC and the listing standards of the NYSE. The current members of the Audit Committee are Mr. Bard, Ms. Evans and Ms. Roy Tofalli. Mr. Reed resigned from the Board effective as of the end of the first quarter of fiscal 2008 (i.e., March 29, 2008) and his vacancy on the Audit Committee was filled by Ms. Roy Tofalli effective as of the beginning of the second quarter of fiscal 2008 (i.e., March 30, 2008). The Audit Committee held 10 meetings during fiscal 2007.

The principal duties of our Audit Committee are as follows:

•	to oversee that our management has maintained the reliability and integrity of our accounting policies and financial reporting and our disclosure practices;

•	to oversee that our management has established and maintained processes to ensure that an adequate system of internal controls is functioning;

•	to oversee that our management has established and maintained processes to ensure our compliance with all applicable laws, regulations and corporate policy;

•	to prepare an annual performance evaluation of the Audit Committee;

•

to establish and maintain procedures for the receipt, retention and treatment of complaints received by us, from any source, regarding accounting, internal accounting controls or auditing matters and from our employees for the confidential anonymous submission of concerns regarding questionable accounting or auditing matters;

•	to assist the Board of Directors in its oversight of the integrity of our financial statements;

•	to review the earnings press release prior to the release of earnings and to review our annual and quarterly financial statements prior to their filing;

•

to oversee the performance of our independent registered public accounting firm and to retain or terminate the independent registered public accounting firm and approve all audit and non-audit engagement fees and terms;

•	to review, at least annually, the qualifications, performance and independence of our independent registered public accounting firm; and

•	in consultation with the independent accountants, management and the internal auditors, to review the integrity of the Company’s financial reporting processes, both internal and external.

The Audit Committee has the power to investigate any matter brought to its attention within the scope of its duties and to retain counsel for this purpose where appropriate.

Our Board of Directors has determined that each of the Audit Committee members, Mr. Bard, Ms. Evans and Ms. Roy Tofalli is (and Mr. Reed, who resigned from the Board effective as of March 29, 2008, was) an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K of the Exchange Act, has satisfied the financial literacy requirements of the NYSE and has no direct or indirect material relationship with us and thus is independent under applicable listing standards of the NYSE, Rule 10A-3 under the Exchange Act and our Corporate Governance Guidelines. The Audit Committee operates under a written charter, which is available on our website at www.weightwatchersinternational.com. In addition, shareholders may request a free copy of the Audit Committee charter from: Weight Watchers International, Inc., Attention: Corporate Secretary, 11 Madison Avenue, 17th Floor, New York, NY 10010, (212) 589-2700.

Compensation and Benefits Committee

The members of the Compensation Committee are Mr. Debbane, Mr. Bard and Mr. Amouyal. The Compensation Committee held 5 meetings during fiscal 2007.

The principal duties of our Compensation Committee are as follows:

•	to establish and review the overall compensation philosophy of the Company;

•	to review and approve corporate goals and objectives relevant to the chief executive officer’s and other executive officers’ compensation, including annual performance objectives;

•

to evaluate the performance of the chief executive officer and other executive officers in light of these criteria and, based on such evaluation, review and approve the annual salary, bonus, equity-based incentive compensation and other benefits, direct and indirect, of the chief executive officer and other executive officers;

•	to review and make recommendations to the Board of Directors with respect to the Company’s equity-based plans, and oversee the activities of the individuals responsible for administering those plans;

•	to review and recommend to the full Board of Directors compensation of directors as well as directors’ and officers’ indemnification and insurance matters;

•	to review and make recommendations to the full Board of Directors, or approve, employee pension, profit sharing and benefit plans; and

•	to prepare recommendations and periodic reports to the Board of Directors concerning these matters.

The day-to-day administration of savings plans, profit sharing plans, stock plans, health, welfare and paid time-off plans and policies applicable to salaried employees in general are handled by the Company’s human resources, finance and legal department employees. The responsibility for certain fundamental changes outside the day-to-day requirements necessary to maintain these plans and policies belongs to the Compensation Committee. The Compensation Committee operates under a written charter, which is available on our website at www.weightwatchersinternational.com. In addition, shareholders may request a free copy of the Compensation Committee charter from: Weight Watchers International, Inc., Attention: Corporate Secretary, 11 Madison Avenue, 17th Floor, New York, NY 10010, (212) 589-2700.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee consists of Mr. Debbane, Mr. Bard and Mr. Amouyal. There were no Compensation Committee interlocks or insider (employee) participation during fiscal 2007.

Director Independence

Three of our nine directors, Mr. Bard, Ms. Evans and Ms. Roy Tofalli are (and Mr. Reed, who resigned from the Board of Directors effective as of March 29, 2008, was) independent under applicable listing standards of the NYSE and our Corporate Governance Guidelines. For a director to be considered independent, the Board of Directors must determine that the director does not have any direct or indirect material relationship with the Company. The Board of Directors has established guidelines to assist it in determining director independence, which conform to the independence requirements in the NYSE listing standards. In addition to applying these guidelines, which are set forth in Article II of our Corporate Governance Guidelines, the Board of Directors will consider all relevant facts and circumstances in making an independence determination.

All members of the Audit Committee must be independent directors based on our Corporate Governance Guidelines and under the listing standards of the NYSE. Members of the Audit Committee must also satisfy a separate SEC independence requirement pursuant to Rule 10A-3 under the Exchange Act, which provides that they may not (i) accept directly or indirectly any consulting, advisory or other compensatory fee from the

Company or any of its subsidiaries other than their directors’ compensation and (ii) be an affiliate of the Company. Our Board of Directors has determined that each of the Audit Committee members, Mr. Bard, Ms. Evans and Ms. Roy Tofalli (and Mr. Reed, who resigned from the Board of Directors effective as of March 29, 2008), has no material relationship with us and satisfies the independence requirements under our Corporate Governance Guidelines, the listing standards of the NYSE and Rule 10A-3 under the Exchange Act.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics for our officers, including our principal executive officer, principal financial officer, principal accounting officer and controller, and our employees and directors. Our Code of Business Conduct and Ethics, as amended from time to time, is available on our website at www.weightwatchersinternational.com. In addition, shareholders may request a free copy of the Code of Business Conduct and Ethics from Weight Watchers International, Inc., Attention: Corporate Secretary, 11 Madison Avenue, 17th Floor, New York, NY 10010, (212) 589-2700.

In addition to any disclosures required under the Exchange Act, the date and nature of any amendment of our Code of Business Conduct and Ethics or waiver thereof applicable to any of our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions, and that relates to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K of the Exchange Act, will be disclosed on our website at www.weightwatchersinternational.com within four business days of the date of such amendment or waiver. In the case of a waiver, the name of the person to whom the waiver was granted will also be disclosed on our website within four business days of the date of such waiver.

Executive Sessions of Non-Management Directors

Non-management directors meet in executive sessions of the Board of Directors in which management directors and other members of management do not participate. These sessions are periodically scheduled for non-management directors at meetings of the Board of Directors. The Chairman of the Board, Mr. Debbane, presides over the meetings of the non-management directors. In addition, the directors who are independent under applicable listing standards of the NYSE and our Corporate Governance Guidelines periodically held meetings. Mr. Reed presided over these meetings in fiscal 2007.

EXECUTIVE OFFICERS AND DIRECTORS OF THE COMPANY

Set forth below are the names, ages, and current positions with us as of March 31, 2008 of our executive officers and directors. Directors are elected at the annual meeting of shareholders. Executive officers are appointed by, and hold office at, the discretion of the directors.

Name	Age	Position
David P. Kirchhoff	41	President and Chief Executive Officer, Director
Ann M. Sardini	58	Chief Financial Officer
Thilo Semmelbauer	42	Chief Operating Officer
Jeffrey A. Fiarman	39	Executive Vice President, General Counsel and Secretary
Kevin Eberly(1)	49	Executive Vice President, North American Operations
Raymond Debbane(2)	53	Chairman of the Board
Philippe J. Amouyal(2)	49	Director
John F. Bard(2)(3)	67	Director
Marsha Johnson Evans(3)	60	Director
Jonas M. Fajgenbaum	35	Director
Sacha Lainovic	51	Director
Kimberly Roy Tofalli(3)(4)	49	Director
Christopher J. Sobecki	49	Director

(1)	Mr. Eberly has notified the Company of his resignation from his position as Executive Vice President, North American Operations effective as of August 15, 2008 in order to focus on personal endeavors.
(2)	Member of our Compensation Committee.
(3)	Member of our Audit Committee.
(4)	Ms. Roy Tofalli was elected effective as of the beginning of the second quarter of fiscal 2008 (i.e., March 30, 2008) to the Board of Directors to fill the vacancy created by the resignation of Sam K. Reed effective as of the end of the first quarter of fiscal 2008 (i.e., March 29, 2008).

David P. Kirchhoff. Mr. Kirchhoff has been a director and our Chief Executive Officer and President since December 31, 2006. Mr. Kirchhoff has served and continues to serve as the Chief Executive Officer and President of WeightWatchers.com since rejoining WeightWatchers.com in June 2004. He also served as our Chief Operating Officer, Europe and Asia from September 2005 until December 2006. Prior to rejoining WeightWatchers.com, Mr. Kirchhoff served as Chief Financial Officer of the Enthusiast Media Group of Primedia, Inc. from September 2003 to June 2004. Mr. Kirchhoff originally joined WeightWatchers.com in January 2000 as Senior Vice President, Strategy and Business Development, and served as Chief Financial Officer of WeightWatchers.com from January 2003 until his departure in August 2003. Prior to joining WeightWatchers.com in January 2000, he was Director of Corporate Strategy and Development for Pepsico, Inc. Previously, Mr. Kirchhoff was a manager and consultant with The Boston Consulting Group in Washington, D.C. He holds a B.S. in Biomedical and Electrical Engineering from Duke University and an M.B.A. from the University of Chicago Graduate School of Business.

Ann M. Sardini. Ms. Sardini has served as our Chief Financial Officer since April 2002 when she joined our company. Ms. Sardini has over 20 years of experience in senior financial management positions in branded media and consumer products companies. Prior to joining us, she served as Chief Financial Officer of VitaminShoppe.com, Inc. from 1999 to 2001, and from 1995 to 1999 she served as Executive Vice President and Chief Financial Officer for the Children’s Television Workshop. In addition, Ms. Sardini has held finance positions at QVC, Inc., Chris Craft Industries and the National Broadcasting Company. Ms. Sardini received a B.A. from Boston College and an M.B.A. from Simmons College Graduate School of Management.

Thilo Semmelbauer. Mr. Semmelbauer has served as our Chief Operating Officer since December 31, 2006. Prior to that time, Mr. Semmelbauer served as our Chief Operating Officer for North America from March 2004 to December 2006 and President and Chief Operating Officer of WeightWatchers.com from February 2000 to

March 2004. Prior to WeightWatchers.com, Mr. Semmelbauer was with The Boston Consulting Group in the Consumer Goods, Technology and e-Commerce practices. Previously, Mr. Semmelbauer was in Product Management at Motorola, Inc. He received his Master of Science degree in Management and Engineering from the Massachusetts Institute of Technology and is a graduate of Dartmouth College.

Jeffrey A. Fiarman. Mr. Fiarman has served as our Executive Vice President, General Counsel and Secretary since May 2006. Prior to that time, Mr. Fiarman served as our Vice President and Associate General Counsel from July 2005 to May 2006 and as General Counsel of WeightWatchers.com since June 2000. He has also been Secretary of WeightWatchers.com since July 2000 and Senior Vice President of WeightWatchers.com since March 2002. Mr. Fiarman also held the position of Vice President, Business Development of WeightWatchers.com from June 2000 to March 2002. Prior to joining WeightWatchers.com, from September 1993 to May 2000, Mr. Fiarman was an attorney with Gibson, Dunn & Crutcher LLP in Washington, D.C. specializing in corporate and tax law. Mr. Fiarman holds a B.S. in Economics from The Wharton School of the University of Pennsylvania and a J.D. from Columbia University School of Law.

Kevin Eberly. Mr. Eberly has served as our Executive Vice President, North American Operations since May 2006. Prior to that time, from August 2004 to April 2006, Mr. Eberly was our Senior Vice President for Corporate Solutions/Business Development, North American Operations, and he assumed the additional responsibilities of Senior Vice President of North American Field Operations in January 2005. From March 2001 until July 2004, Mr. Eberly served as the Senior Vice President of Marketing and Sales for WeightWatchers.com as well as the Chief Marketing Officer for WeightWatchers.com. Before joining us, Mr. Eberly held a variety of senior marketing and sales management positions with Nabisco, Inc. and Pepsico. He received a B.S. from Union College and an M.B.A. from Columbia University.

Raymond Debbane. Mr. Debbane has been the Chairman of our Board of Directors since our acquisition by Artal on September 29, 1999. Mr. Debbane is a co-founder and President of The Invus Group, LLC. Prior to forming The Invus Group, LLC in 1985, Mr. Debbane was a manager and consultant for The Boston Consulting Group in Paris, France. He holds an M.B.A. from Stanford Graduate School of Business, an M.S. in Food Science and Technology from the University of California, Davis and a B.S. in Agricultural Sciences and Agricultural Engineering from American University of Beirut. Mr. Debbane is a director of Artal Group S.A., Ceres, Inc. and Lexicon Pharmaceuticals, Inc.

Philippe J. Amouyal. Mr. Amouyal has been a director since November 2002. Mr. Amouyal is a Managing Director of The Invus Group, LLC, a position he has held since 1999. Previously, Mr. Amouyal was a Vice President and director of The Boston Consulting Group, Inc. in Boston, MA. He holds an M.S. in engineering and a DEA in Management from Ecole Centrale de Paris and was a Research Fellow at the Center for Policy Alternatives of the Massachusetts Institute of Technology. Mr. Amouyal is a director of Lexicon Pharmaceuticals, Inc.

John F. Bard. Mr. Bard has been a director since November 2002. Since 1999, Mr. Bard has been a director of the Wm. Wrigley Jr. Company, where he served as Executive Vice President from 1999 to 2000, Senior Vice President from 1990 to 1999, and at the same time serving as Chief Financial Officer from 1990 until his retirement from management in 2000. He began his business career in 1963 with The Procter & Gamble Company in financial management. He subsequently was Group Vice President and Chief Financial Officer and a director of The Clorox Company and later President and a director of Tambrands, Inc., prior to joining Wrigley. Mr. Bard holds a B.S. in business from Northwestern University and an M.B.A. in Finance from the University of Cincinnati.

Marsha Johnson Evans. Ms. Evans has been a director since February 2002. Ms. Evans served as President and Chief Executive Officer of the American Red Cross, the preeminent humanitarian organization in the United States, from August 2002 to December 2005, and previously served as the National Executive Director of Girl Scouts of the U.S.A. from January 1998 to July 2002. A retired Rear Admiral in the United States Navy,

Ms. Evans has served as superintendent of the Naval Postgraduate School in Monterey, California from 1995 to 1998 and headed the Navy’s worldwide recruiting organization from 1993 to 1995. Ms. Evans received a B.A. from Occidental College and a Master’s Degree from the Fletcher School of Law and Diplomacy at Tufts University. Ms. Evans is currently a director of Huntsman Corporation, Lehman Brothers Holdings, Inc., Office Depot Inc. and the Naval Academy Foundation.

Jonas M. Fajgenbaum. Mr. Fajgenbaum has been a director since our acquisition by Artal on September 29, 1999. Mr. Fajgenbaum is a Managing Director of The Invus Group, LLC, which he joined in 1996. Prior to joining The Invus Group, LLC, Mr. Fajgenbaum was a consultant for McKinsey & Company in New York from 1994 to 1996. He graduated with a B.S. from the Wharton School of Business and a B.A. in Economics from the University of Pennsylvania.

Sacha Lainovic. Mr. Lainovic has been a director since our acquisition by Artal on September 29, 1999. Mr. Lainovic is a co-founder and Managing Partner of Invus Financial Advisors, LLC, a New York-based investment firm. From 1985 to 2006, Mr. Lainovic was a co-founder and the Executive Vice President of The Invus Group, LLC. Prior to forming The Invus Group, LLC in 1985, Mr. Lainovic was a manager and consultant for The Boston Consulting Group in Paris, France. He holds an M.B.A. from Stanford Graduate School of Business and an M.S. in engineering from Insa de Lyon in Lyon, France.

Kimberly Roy Tofalli. Ms. Roy Tofalli has been a director since March 30, 2008. Ms. Roy Tofalli has been the President of Lauren Brands for the Polo Ralph Lauren Corporation since June 2003. Prior to joining the Polo Ralph Lauren Corporation, Ms. Roy Tofalli was the President of Ann Taylor Stores, Inc. from April 2001 to February 2003. From June 1996 to April 2001, Ms. Roy Tofalli served in various senior retail and merchandising positions at Liz Claiborne, Inc., the latest being Group President for Liz Claiborne, Inc. Prior to joining Liz Claiborne, Inc., Ms. Roy Tofalli held various merchandising positions for Associated Merchandising Corporation and Abraham & Straus. Ms. Roy Tofalli received her B.S. from Skidmore College.

Christopher J. Sobecki. Mr. Sobecki has been a director since our acquisition by Artal on September 29, 1999. Mr. Sobecki, a Managing Director of The Invus Group, LLC, joined the firm in 1989. He received an M.B.A. from Harvard Business School. He also obtained a B.S. in Industrial Engineering from Purdue University. Mr. Sobecki is also a director of Lexicon Pharmaceuticals, Inc. and NitroMed Inc.

AUDIT COMMITTEE DISCLOSURE

Audit Fees

Audit fees for fiscal 2007 were for professional services rendered by PricewaterhouseCoopers in connection with its (i) integrated audits of our consolidated financial statements and internal control over financial reporting as of and for fiscal 2007, including statutory audits of the financial statements of our subsidiaries, (ii) reviews of our unaudited consolidated interim financial statements as of and for the quarters ended March 31, 2007, June 30, 2007 and September 29, 2007, and (iii) reviews of documents filed with the SEC.

Audit fees for fiscal 2006 were for professional services rendered by PricewaterhouseCoopers in connection with its (i) integrated audits of our consolidated financial statements and internal control over financial reporting as of and for fiscal 2006, including statutory audits of the financial statements of our subsidiaries, (ii) reviews of our unaudited consolidated interim financial statements as of and for the quarters ended April 1, 2006, July 1, 2006 and September 30, 2006, and (iii) reviews of documents filed with the SEC.

Audit-Related Fees

The audit-related fees for fiscal 2007 were for professional services rendered by PricewaterhouseCoopers related to the issuance of various special reports. The audit-related fees for fiscal 2006 were for professional services rendered by PricewaterhouseCoopers related to the issuance of various special reports and accounting consultations regarding the Company’s statutory reporting.

Tax Fees

Tax fees for fiscal 2007 and fiscal 2006 were for services rendered by PricewaterhouseCoopers primarily related to tax compliance and international tax planning and strategies.

All Other Fees

All other fees for fiscal 2007 and fiscal 2006 were for services rendered by PricewaterhouseCoopers primarily related to assistance with U.K. statutory account filings and other miscellaneous professional services.

All audit-related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by PricewaterhouseCoopers was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy provides for pre-approval of audit, audit-related and tax services by category so long as such services are specifically described to the Audit Committee on an annual basis (e.g., in the engagement letter) (“general pre-approval”). In addition, individual engagements that have not received general pre-approval and/or are anticipated to exceed pre-established thresholds must be separately approved in advance on a case-by-case basis (“specific pre-approval”). The Audit Committee is mindful of the relationship between fees for audit and non-audit services in deciding whether to pre-approve any such services and may choose to determine, for a particular year, an appropriate ratio between the total amount of fees for audit, audit related and tax services and the total amount of fees for certain permissible non-audit services classified as All Other services. The policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services. In its Audit and Non-Audit Services Pre-Approval Policy, the Audit Committee delegated specific pre-approval authority to its chairperson, provided that the estimated fee for any such proposed pre-approval service does not exceed $50,000.

Principal Accountant Fees and Services

Aggregate fees for professional services rendered to us by PricewaterhouseCoopers for fiscal 2007 and fiscal 2006:

	Fiscal 2007	Fiscal 2006
Audit Fees	$2,135,000	$2,013,000
Audit-Related Fees	5,000	10,000
Tax Fees	403,000	297,000
All Other Fees	74,500	70,000

Total Fees	$2,617,500	$2,390,000

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee of the Board of Directors with respect to the Company’s audited financial statements for fiscal 2007.

The Audit Committee is governed by the Audit Committee Charter adopted by the Company’s Board of Directors. Our Board of Directors has determined that each member of the Audit Committee, John F. Bard, Marsha Johnson Evans and Sam K. Reed, is an “independent” director based on Rule 10A-3 of the Exchange Act, the listing standards of the NYSE and our Corporate Governance Guidelines and is an “audit committee financial expert” as defined by SEC rules.

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. The Audit Committee has met, reviewed and discussed the Company’s audited financial statements with management, which has primary responsibility for the financial statements and the reporting process, including the system of internal controls. In this context, the Audit Committee has held discussions with management and PricewaterhouseCoopers, the Company’s independent registered public accounting firm for fiscal 2007, regarding the fair and complete presentation of the Company’s financial position and results of operations in accordance with accounting principles generally accepted in the United States of America and regulations of the SEC. The Audit Committee also has held discussions with management and PricewaterhouseCoopers regarding the effectiveness of the Company’s internal control over financial reporting in accordance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee has discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments. Management has represented to the Audit Committee that the Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. PricewaterhouseCoopers is responsible for expressing an opinion on the conformity of the Company’s financial statements with accounting principles generally accepted in the United States of America. The Audit Committee has also discussed with PricewaterhouseCoopers the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended, which includes, among other items, matters related to the conduct of the annual audit of the Company’s financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers required by the standards of the Public Company Accounting Oversight Board, which adopted the provisions of Independence Standards Board Standard No. 1 that relate to the auditor’s independence from the Company, and has discussed with PricewaterhouseCoopers its independence from the Company and the Company’s management. The Audit Committee has also considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the auditor’s independence. The Audit Committee has concluded that PricewaterhouseCoopers is independent from the Company and its management. The Audit Committee has pre-approved all fiscal year 2007 audit and permissible non-audit services and the fees associated with those services. Further, the Audit Committee has discussed with PricewaterhouseCoopers the overall scope and plans for the audit.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors, and the Board of Directors approved, that the Company’s audited financial statements be included in the Company’s Annual Report to the SEC on Form 10-K for fiscal 2007.

The Audit Committee has selected and the Board of Directors has ratified, subject to shareholder approval, the selection of PricewaterhouseCoopers as the Company’s independent registered public accounting firm for fiscal 2008.

The report is being provided by the following independent directors who constituted the Audit Committee as of March 13, 2008, the date of the approval of this Audit Committee Report by the Audit Committee.

Respectfully submitted,

The Audit Committee

John F. Bard, Chair

Marsha Johnson Evans

Sam K. Reed

COMPENSATION AND BENEFITS COMMITTEE REPORT

The Company’s Compensation Committee has reviewed and discussed the section entitled “Compensation Discussion and Analysis” with management. Based on the review and discussion, the Compensation Committee recommended to the Board of Directors that the section entitled “Compensation Discussion and Analysis” be included in the Company’s Annual Report on Form 10-K for fiscal 2007 and in this Proxy Statement.

Respectfully submitted,

Compensation and Benefits Committee

Raymond Debbane, Chair

Philippe J. Amouyal

John F. Bard

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This discussion explains the Company’s executive compensation program with respect to fiscal 2007 as it relates to the following “named executive officers”:

David P. Kirchhoff	President and Chief Executive Officer
Ann M. Sardini	Chief Financial Officer
Thilo Semmelbauer	Chief Operating Officer
Jeffrey A. Fiarman	Executive Vice President, General Counsel and Secretary
Kevin Eberly	Executive Vice President, North American Operations

This discussion has three sections. In the first section, we discuss our approach to executive compensation, including our philosophy, objectives and general policies as they relate to the named executive officers. In the second section, we discuss specific practices as they relate to the five elements of our executive compensation program. In the third section, we provide analysis of decisions regarding compensation for the named executive officers with respect to fiscal 2007.

Executive Compensation Approach

Our Philosophy, Objectives and Principles

The Company’s executive compensation philosophy is to attract, motivate and retain exceptionally talented executives who are passionate about the Company’s mission to help consumers manage their weight in a healthy, sensible, efficacious and sustainable manner. In furtherance of this philosophy, our executive compensation program is designed to achieve three key objectives:

•

Attract, Motivate and Retain Exceptional Talent. Ensure that executive compensation serves to attract, motivate and retain exceptionally talented executives critical to our near- and long-term success.

•

Pay for Performance. Align executive compensation with performance measures that ensure a strong connection between executive compensation and both (i) Company and individual performance on near- and long-term strategic and financial goals, and (ii) creation of shareholder value.

•	“Living” Company Values. Ensure that executive compensation directly supports the eight key Company values tied to our organizational success that the named executive officers, as well as all employees everywhere, need to demonstrate and adhere to on a daily basis in the performance of their duties.

The following principles guide us in developing executive compensation programs and setting total compensation levels for executives:

•	Compensation levels should be closely tied to the performance and success of the Company as well as the named executive officer’s contribution to the Company’s performance and success.

•	Compensation programs should offer an opportunity for greater compensation for exceptional and superior performance, balanced by the risk of lower compensation when performance is less successful.

•

The mix and level of compensation for a named executive officer should consider the importance of the executive to the Company, competition for that executive’s talent, and relative levels of compensation for other executives at the Company.

Elements of Executive Compensation

In furtherance of our compensation philosophy and in order to achieve the three objectives listed above, for the Company’s executive compensation program in fiscal 2007, we used the following compensation elements:

•	Base salary;

•	Annual, performance-based cash bonus;

•	Long-term equity incentive compensation such as stock options and RSUs;

•	Retirement and deferred compensation plans, and agreements defining when termination payments are payable upon a change of control of the Company; and

•	Benefits and perquisites.

These elements combine to promote the Company’s compensation philosophy and achieve the Company’s compensation objectives as described above. Base salary, retirement and deferred compensation plans, change of control termination payments, and perquisites and other benefits provide a basic level of compensation that helps attract, motivate and retain exceptional executives. Increases in base salary and annual, performance-based cash bonuses reward achievement of annual goals important to the Company’s near- and long-term financial and strategic success and the executive’s adherence to, and demonstration of, the Company’s values. Equity-based incentive compensation aligns an executive’s compensation directly with the creation of shareholder value by rewarding performance as well as serves as a form of compensation to motivate and to help retain the executive over time.

For senior executives, including the named executive officers, the Company believes that variable compensation such as equity-based and performance-based compensation should be a higher percentage of total compensation than for less senior executives. We feel that this type of compensation relates most directly to achievement of business, strategic and financial objectives and goals and to building shareholder value, and the performance of senior executives has a strong and direct impact on achieving these objectives and goals.

In making decisions with respect to any element of a named executive officer’s compensation, the Company considers the total current compensation that may be awarded to the executive, including base salary, annual bonus and long-term equity incentive compensation. The Company’s goal is to award compensation that is reasonable in relation to the Company’s compensation philosophy and objectives when all elements of potential compensation are considered.

Competitive Considerations

The Company is a unique, global organization that operates and recruits across diverse markets and types of business lines and necessarily must make each compensation decision in the context of the particular situation, including the characteristics of the executive’s specific role, responsibilities, qualifications and experience. The Company takes into account general information about the competitive market for talent, but because of the uniqueness and mix of business in which the Company is engaged, the Company believes that strict benchmarking against a select group of companies does not provide a meaningful basis for establishing compensation. Therefore, the Company does not attempt to maintain a specific target percentile with respect to a specific list of peer or benchmark companies in determining compensation for senior executives including named executive officers. However, the Company does periodically review information regarding compensation trends and levels from a variety of sources in making compensation decisions. These sources vary depending on the position by recruitment as well as geography. These sources include broad public company indexes and resources and market data provided by outside executive recruiting and consulting firms, such as Hewitt Associates.

Policy regarding Executive Stock Ownership

The Company has no formal policy regarding stock ownership or retention by the Company’s named executive officers. However, the Company encourages the named executive officers to retain ownership of a significant portion of the equity-based incentive compensation that they have been awarded. The Company encourages this equity retention so that our key executives’ interests are more closely aligned with the interests of our shareholders.

Determination of Executive Compensation

Roles and Responsibilities

The Compensation Committee determines the compensation for each of the named executive officers. All three Compensation Committee members are non-management directors of the Company. From time to time during the fiscal year, the Compensation Committee reviews the base salary, bonus, equity-based incentive compensation and other material benefits, direct and indirect, of the named executive officers.

The chief executive officer does not participate in the Compensation Committee’s deliberations or decisions with regard to his compensation. At the Compensation Committee’s request, the chief executive officer reviews the performance of the other named executive officers. No other senior executive, except the Company’s principal human resources executive, has any regular input into executive compensation decisions. The Compensation Committee gives consideration, when determining appropriate executive compensation, to the named executive officer’s impact level, scope of responsibility, past accomplishments, data on prevailing compensation levels and other similar factors, and with respect to new hires, prior experience. The Compensation Committee also gives considerable weight to the chief executive officer’s evaluation of the other named executive officers because of his direct knowledge of each executive’s performance, responsibilities and contributions. For each executive, the Compensation Committee members determine each component of compensation based on their assessment of the executive’s achievement of his or her individual performance goals and objectives as well as the Company’s overall achievement of its goals and objectives.

From time to time, the Compensation Committee has engaged outside executive recruiting and consulting firms, such as Hewitt Associates, to review aspects of the executive compensation program for the Company’s executives. No member of the Compensation Committee or any named executive officer has any affiliation with Hewitt Associates or any of the other outside human resources consulting firms the Compensation Committee has engaged. The Compensation Committee periodically seeks input from these outside consulting firms on a range of external market factors, including evolving compensation trends, appropriate comparison companies and market survey data. These outside consulting firms also provide general observations on the Company’s compensation programs, but do not determine or recommend the amount or form of compensation for any executive.

Unless specifically required by law or local practice, the Company generally does not employ senior executives pursuant to employment agreements. None of the named executive officers has an employment agreement.

Base Salary

The objective of base salary is to provide fixed compensation to an executive that reflects his or her job responsibilities, performance. Base salary is determined for the named executive officers by the Compensation Committee based on its subjective evaluation of a variety of factors, including the executive’s position, level and scope of responsibility, prior experience, past accomplishments, and data on prevailing competitive compensation levels.

Base salary levels are reviewed and approved by the Compensation Committee annually as part of the Company’s performance review process as well as upon a promotion or other change in job responsibilities. Base salary levels, including any increase thereof, of named executive officers are reviewed annually and are based on the Compensation Committee’s evaluation of the individual’s strengths, development and expected future contributions with respect to the goals and objectives relevant to the individual’s compensation, including individual performance. In addition, the Compensation Committee compares the base salaries of the named executive officers to ensure internal equity. Prior to fiscal 2008, this review typically took place mid-fiscal year. Beginning in fiscal 2008, this review will take place in the first fiscal quarter.

Annual Performance-Based Cash Bonus

The Company’s executive compensation program provides for a variable cash bonus that is linked to annual performance. The objective of this compensation element is to compensate executives annually based on the achievement of specific individual and Company annual performance objectives.

Each named executive officer’s annual bonus is determined as a percentage of the executive’s base salary. As with base salary, the Compensation Committee determines each named executive officer’s annual target bonus percentage based on its subjective evaluation of a variety of factors, including the executive’s position, level and scope of responsibility, and data on prevailing competitive compensation levels. From time to time, the Compensation Committee reviews executive’s annual target bonus percentages and may make adjustments based on the Compensation Committee’s evaluation of the executive’s strengths, development and expected future contributions, internal pay equity and competitive compensation information.

Each year, the target cash bonus payout of each named executive officer, except the Company’s chief executive officer, may be over- or under-achieved based on a combination of the achievement of the Company’s financial performance goals in the fiscal year and the named executive officer’s performance during the fiscal year against his or her individual performance goals. For the chief executive officer, the Company’s financial performance goal for the fiscal year determines 100% of his annual performance-based cash bonus. For the other named executive officers, except Mr. Eberly, the Company’s overall performance for the fiscal year determines 75% of the individual’s annual, performance-based cash bonus at target and the individual’s performance rating determines the remaining 25% of the annual, performance-based cash bonus at target. For Mr. Eberly, a combination of the Company’s overall performance (33%) and NACO’s performance (67%) for the fiscal year determines 75% of his annual, performance-based cash bonus at target and his individual performance rating determines the remaining 25% at target.

For each fiscal year, each named executive officer receives an annual, performance-based cash bonus payment between 0% and 200% of his or her target bonus percentage amount, determined and computed in the proportion applicable to the executive based on the Company’s and, with respect to Mr. Eberly, NACO’s, financial performance goal rating for the fiscal year and the executive’s individual performance rating for the fiscal year.

Determination of Financial Performance Goal Rating

The Compensation Committee establishes the financial performance goal each year based on the Company’s target operating income objectives in the Company’s internal annual operating plan. The Compensation Committee has selected these performance goals because they are important indicators of the Company’s financial performance during the fiscal year and of increased shareholder value. The Compensation Committee reserves the ability to adjust either the financial performance goal or the target operating income objectives to exclude the effects of extraordinary, unusual or infrequently occurring events or changes in accounting principles. The Company does not publicly disclose specific annual internal operating income objectives, as its annual operating plan is highly confidential. Disclosing specific objectives would provide competitors and other third parties with insights into the planning process and would therefore cause competitive harm.

Upon completion of the fiscal year, the Compensation Committee assesses the performance of the Company against the Company’s financial performance goal by comparing the actual fiscal year results to the pre-determined target operating income objectives. A rating between 0% and 200% for the portion of each named executive officer’s annual bonus determined by the Company’s achievement of its financial performance goal is determined based on the following scale:

Range of Financial Performance Goal Ratings

Percentage of Target Operating Income Achieved during Fiscal Year	Financial Performance Goal Rating
75% or less	0%
90%	50%
100%	100%
115% and greater	200%

The financial performance goal rating for a percentage of the Company’s operating income achieved for the fiscal year that falls between target percentages of operating income set forth above are calculated on a proportional, sliding scale between the target percentages. For example, if the Company achieves 95% of its target operating income for the fiscal year, the financial performance goal rating for the named executive officer would be 75%.

The Compensation Committee establishes the financial performance goal so that the minimum performance level is reasonably likely to be achieved, while the target performance goal is more challenging. In recent fiscal years, the Company has met, exceeded and not achieved the target financial performance goal.

Determination of Individual Performance Rating

All named executive officers, other than the chief executive officer, have individual performance goals for each fiscal year. Individual performance goals are set by the chief executive officer during the first quarter of each fiscal year and vary depending on the Company’s business and strategic plan and objectives, and each executive’s individual responsibilities.

Achieving the target individual performance rating for all individual performance objectives would yield a rating of 100%. However, performance may be over- or under-achieved by the named executive officer. An executive can receive an individual performance rating between 0% and 200% for the portion of his or her annual bonus determined by the executive’s individual performance. If a named executive officer fails to achieve an individual performance rating of at least 65%, he or she is not eligible for any annual performance-based cash bonus regardless if the Company achieves greater than 75% of its target financial performance goal for the year. Typically, the chief executive officer initially determines the individual performance rating for the other named executive officers. This rating is then reviewed by the Compensation Committee when it approves the named executive officers’ annual performance-based cash bonuses.

Payout of Annual Performance-Based Cash Bonus

After the close of a fiscal year, the Compensation Committee determines and approves the amount of the annual, performance-based cash bonus to be paid to each named executive officer. The payout typically occurs in March of the fiscal year following the fiscal year to which the annual, performance-based cash bonus relates. There is no provision for the adjustment or recovery of a cash bonus paid to a named executive officer if the results in a previous year are subsequently restated or adjusted in a manner that would have originally resulted in a smaller or larger bonus. However, the annual cash bonus is not paid until after the completion of the annual audit of the Company’s financial statements by the Company’s independent registered public accounting firm for the applicable fiscal year.

Long-Term Equity Incentive Compensation

The Compensation Committee may periodically award named executive officers stock options, RSUs and/or other equity-based awards. The principal objective of the Company’s long term equity-based incentive compensation program is to align compensation for named executive officers over a multi-year period directly with the interests of shareholders of the Company. The Company believes that granting equity-based awards provides named executive officers with a strong financial incentive in maximizing shareholder returns over the longer term. The Company also believes that the practice of granting equity-based awards is important in retaining and recruiting the key talent necessary to ensure the Company’s continued success.

Mix of Equity Incentive Compensation

The Company’s long-term equity incentive compensation typically takes the form of a mix of non-qualified stock option and RSU awards. These two vehicles reward shareholder value creation in slightly different ways. Stock options (which have exercise prices equal to the average of the closing price of our Common Stock on the grant date and the four previous trading days) reward named executive officers only if the stock price increases from the date of grant. Thus, stock options directly reward creation of shareholder value after the grant date. RSUs (which vary in value depending on the stock price of the Company’s Common Stock prior to vesting) are impacted by all stock price changes, so the value to named executive officers is affected by both increases and decreases in stock price from the market price at the date of grant. Although an RSU’s value may increase or decrease with changes in the share price during the period before vesting, it will have value in the long term, encouraging retention, as well as rewarding shareholder value creation. In fiscal 2006, long-term incentive compensation of named executive officers took the form of RSU awards and in fiscal 2007, it took the form of a combination of stock option and RSU awards. The Compensation Committee currently believes that a mixture of stock options and RSUs is the most appropriate form of long-term incentive compensation to award our executives. The Compensation Committee may in the future adjust this mix of award types or approve different award types as part of the further development of its long-term equity incentive compensation program.

Stock Option Awards Generally

The vesting of stock options is generally time-based and differs depending on whether the award is an annual award, a hiring award or a special award, as described below. Generally, option vesting rights cease upon termination of employment, death or disability, and exercise rights cease one year after the holder’s termination for death or disability, ninety days after a holder’s termination for reasons other than for “cause,” death or disability, and immediately upon a termination for “cause.” Upon a termination for “cause” or a transfer in violation of the underlying stock option agreement, all options, whether vested or unvested, generally terminate. In addition, stock options generally vest and become exercisable immediately prior to a change of control, and terminate within five to ten years from date of grant depending on the type of award. Prior to the exercise of a stock option, the holder has no rights as a shareholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents.

RSU Awards Generally

The vesting of RSUs is generally time-based and differs depending on whether the award is an annual award, a hiring award or a special award, as described below. Generally, upon a termination of a participant’s employment, all vesting in his or her RSUs shall cease and the unvested portion of the RSUs shall be canceled without payment. Upon a termination for “cause” or a transfer in violation of the RSU agreement, all unvested RSUs terminate. In addition, prior to the vesting of an RSU, the holder has no rights as a shareholder with respect to the shares subject to such RSU, including voting rights, except that the holder has the right to receive dividend equivalents upon the date the RSU vests. RSUs generally immediately vest on the first to occur of (i) the vesting date, (ii) a change of control, (iii) death of the participant and (iv) the date the participant’s employment with the Company is terminated due to permanent disability.

Types of Awards

Annual Awards. Annual awards may consist of stock options, RSUs or a combination of both. Since 2003, stock options granted generally have three-year cliff vesting with respect to annual awards and are not subject to Company performance targets. Prior to 2003, stock options granted generally vested and became exercisable in annual increments over five years with respect to one-third of the stock options granted, and the remaining two-thirds of the stock options generally vested upon the achievement of performance targets, subject to accelerated vesting upon the Company’s achievement of certain performance targets. For each year prior to and including 2003, these performance targets have been met. RSUs granted generally have three-year cliff vesting with respect to annual awards and are not subject to performance targets. Prior to fiscal 2006, annual awards constituting stock options generally terminate on the fifth anniversary of their grant date. Starting in fiscal 2007, annual awards constituting stock options generally terminate on the tenth anniversary of their grant date. The Company’s practice is to grant annual awards in March.

Hiring Awards. Hiring awards consist of stock options or a combination of RSUs and stock options. Generally, stock options and RSUs granted vest and become exercisable in annual increments of 20% per year over five years. Newly hired named executive officers receive their award of stock options and RSUs promptly following their hire with the date of hire generally coinciding with the date of award. Hiring awards constituting stock options generally terminate on the tenth anniversary of their grant date.

Special Awards. From time to time, special awards of stock options, RSUs or a combination of both may be made to certain named executive officers in connection with a promotion or other special circumstance. With respect to stock options and RSUs granted, vesting and exercisability are established at the time the Compensation Committee grants special awards and typically are in the form of annual increments of 20% per year over five years. Special awards constituting stock options generally terminate on the tenth anniversary of their grant date.

WeightWatchers.com Conversion Awards. In 2005, in connection with our acquisition of WeightWatchers.com, unvested stock options to purchase WeightWatchers.com common stock were exchanged for RSUs. The RSUs vest quarterly in amounts in accordance with vesting schedules that are based upon the vesting schedules of the original WeightWatchers.com stock option awards.

Equity Grant Procedures

The Compensation Committee administers our stock plans. The Company’s practice is to grant annual awards at the Compensation Committee’s March meeting. Generally, hiring awards for newly hired named executive officers are received promptly following their hire with the date of hire coinciding with the grant date of any equity award. Our stock options are granted at an exercise price determined by calculating the average of the closing prices of the shares of our Common Stock on the grant date and the four previous trading days on the NYSE, with all required approvals obtained in advance of or on the actual date of grant. This may result in certain circumstances, with an exercise price in excess of or less than the closing price of the Company’s Common Stock on the grant date. All awards to named executive officers require the approval of the Compensation Committee or the Board of Directors.

Retirement and Deferred Compensation Plans, Termination Payments and Other Arrangements

The objectives of the Company’s retirement and deferred compensation plans and other retirement arrangements are to help provide financial security into retirement, reward and motivate tenure and retain talent in a competitive market. In addition, the objective of the Company’s termination payments to senior executives in the event of a change of control is to motivate certain executives to remain with the Company despite the uncertainty that may arise in the context of change in control situations.

Savings Plan

We sponsor a savings plan for salaried U.S. employees, including our named executive officers. The savings plan is a tax-qualified 401(k) retirement savings plan pursuant to which participants are able to contribute, on a pre-tax basis, up to the lesser of 13% of their eligible earnings and the limit prescribed by the Internal Revenue Service. The Company will match 100% of the first 3% of pay that is contributed to the savings plan. All participant contributions to the savings plan are fully-vested upon contribution. All matching contributions become vested on the three-year anniversary of the participant’s hire date.

Executive Profit Sharing Plan

We also established a non-qualified executive profit sharing plan for key management personnel, including the named executive officers. The profit sharing plan provides for a guaranteed monthly employer contribution for each participant based on the participant’s age and the participant’s eligible compensation. In addition, the profit sharing aspect of the savings plan gives the Company the authority to make discretionary supplemental employer contributions. Historically our policy has been to make these discretionary supplemental employer contributions. In addition to the employer contributions, the Company will also credit each participant’s profit sharing account with interest at an annual rate equal to the sum of (a) 2% plus (b) the annualized prime rate, as published in The Wall Street Journal, compounded as of the end of each fiscal month, subject to a cap of 15%.

The following table sets for the guaranteed contribution amounts and the historical supplemental amounts based on the age of the participant that typically have been approved:

Age of Named Executive Officer	Guaranteed Contribution of Named Executive Officer’s Eligible Earnings	Historic Supplemental Contribution of Named Executive Officer’s Eligible Earnings
35-39	2.50%	2.50%
40-44	3.50%	3.50%
45-49	4.50%	4.50%
50-54	5.50%	5.50%
55-59	6.00%	6.00%
60 and Over	6.50%	6.50%

With regard to contributions made for years commencing after December 31, 2006, all contributions to a participant’s profit sharing account are fully-vested, upon the three-year anniversary of the participant’s hire date, and, with regard to contributions made for years commencing before January 1, 2007, upon the five-year anniversary of the participant’s hire date. Contributions also fully vest immediately upon the participant reaching the age of 65, becoming disabled or dying or being discharged by the Company without “cause.”

Termination Payments upon a Change of Control

The Company has determined that it is in the best interests of its shareholders to reinforce and encourage the continued attention and dedication of our key executives to their duties, without personal distraction or conflict of interest in circumstances that could arise in connection with any change of ownership or control of the Company. Therefore, the Company has entered into continuity agreements with each of the named executive officers and certain other executives.

These agreements have an initial term of three years from the date of execution, and continue to renew annually thereafter unless either party provides 180-day advance written notice to the other party that the term of the agreement will not renew. However, upon the occurrence of a “change in control” (as defined in the agreements), the term of the agreement may not terminate until the second anniversary of the date of the change of ownership or control of us.

Except for Mr. Eberly, each named executive officer’s continuity agreement provides that, among other benefits discussed more fully below in the section entitled “Payments Made Upon a Change of Control— Continuity Agreements”, (a) during the two-year period following a change of ownership or control of us, if such named executive officer is terminated following a change in control (other than termination by the Company for “cause” or by reason of death, disability or retirement), or (b) during the three-month period prior to or the two-year period following a change of ownership or control of us, if such named executive officer voluntarily terminates his or her employment for good reason during the two year period following a change of ownership or control of us, or (c) if an agreement is signed which would result in a change of ownership or control of us, during the period between the date of the agreement and a change of ownership or control of us, if such named executive officer is terminated (other than termination by the Company for “cause” or by reason of death, disability or retirement), he or she is entitled to receive, among certain other benefits, a lump sum cash payment equal to three times the sum of (x) the executive’s annual base salary on the date of the change in control (or, if higher, the annual base salary in effect immediately prior to the giving of the notice of termination), (y) the executive’s target annual bonus under our bonus plan in respect of the fiscal year in which the termination occurs (or, if higher, the average annual bonus actually earned by the executive in respect of the three full fiscal years prior to the year in which the notice of termination is given). The continuity agreements for Mr. Eberly and certain senior executives who are not named executive officers have similar terms and conditions as described above but entitle the executive to receive, among certain other benefits, a lump sum cash payment equal to two times the sum of (x) the executive’s annual base salary on the date of the change in control (or, if higher, the annual base salary in effect immediately prior to the giving of the notice of termination) and (y) the executive’s target annual bonus under our bonus plan in respect of the fiscal year in which the termination occurs (or, if higher, the average annual bonus actually earned by the executive in respect of the three full fiscal years prior to the year in which the notice of termination is given).

Other Retirement, Retention or Severance Arrangements

The Company has no formal policy regarding retirement arrangements. From time to time, the Compensation Committee or the Board of Directors in its discretion, based upon the nature and circumstances of the individual retiring, has approved retirement arrangements for certain named executive officers. Additionally, the Company has no formal policy regarding severance arrangements. From time to time, the Company has on occasion in its discretion, based upon the nature and circumstances of an individual being hired, has approved separate severance arrangements for certain named executive officers. For example, in accordance with her offer letter dated April 19, 2002, upon termination for any reason Ms. Sardini will receive six months of salary continuation.

Mr. Eberly has notified the Company of his resignation from his position as Executive Vice President, North American Operations in order to focus on personal endeavors. On March 11, 2008, the Board of Directors approved a retention arrangement for Mr. Eberly, subject to Mr. Eberly continuing in the employment of the Company in his current position until August 15, 2008, continuing to perform all the duties associated with his position in a professional manner, and cooperating fully in the selection, training and transition of his successor. The retention arrangement includes: the continuation of his current base salary, benefits and perquisites through August 15, 2008; a fixed retention bonus payable within thirty days of his resignation date equal to one year’s annual base salary plus $96,000; a pro rata portion of his fiscal 2008 performance bonus payable in the first quarter of fiscal 2009 (with his individual performance target rating fixed at 100% of target); and the payment of health insurance premiums under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) for 18 months following him ceasing to be employed or such shorter period if he obtains alternative health coverage from another employer.

Benefits and Perquisites

The Company provides benefits to its salaried employees including health care coverage, life and disability insurance protection, reimbursement for educational expenses, wellness related allowance and access to favorably priced group insurance coverage. The Company provides these benefits to help alleviate the financial costs and loss of income arising from illness, disability or death, to encourage ongoing education in job-related areas, and to allow employees to take advantage of reduced insurance rates available for group policies. In addition to the benefits provided to salaried employees generally, the Company provides named executive officers with certain perquisites that the Company and the Compensation Committee believe are reasonable and consistent with the Company’s overall compensation program to better enable the Company to attract and retain employees for key positions. These perquisites include car allowances or use of Company automobiles, wellness-related memberships and/or home exercise equipment (in excess of $150 per annum, which is generally available to all employees), and cell phones (which are permitted to be used for personal matters). The Compensation Committee periodically reviews the levels of benefits and perquisites provided to named executive officers.

Tax and Accounting Implications

Excess Parachute Payment Excise Taxes

If under the continuity agreements (i) it is determined that the payments and benefits provided under the agreements or otherwise in the aggregate (a “parachute payment”) would be subject to the excise tax imposed under the Internal Revenue Code, and the aggregate value of the parachute payment exceeds a certain threshold amount, calculated under the Internal Revenue Code (the “base amount”) by 5% or less, then (ii) the parachute payment will be reduced to the extent necessary so that the aggregate value of the parachute payment is equal to an amount that is less than such threshold amount; provided, however, that if the aggregate value of the parachute payment exceeds the threshold amount by more than 5%, then the executive will be entitled to receive an additional payment or payments in an amount such that, after payment by the executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any excise tax imposed upon this payment, the executive retains an amount equal to the excise tax imposed upon the parachute payment.

Internal Revenue Code Section 409A

If, under the continuity agreements or our stock plans, any payments or benefits that the Company would otherwise be required to provide under the continuity agreements or any of our stock plans cannot be provided in the manner contemplated herein or under the applicable plan without subjecting the participant to income tax under Section 409A, the Company shall provide such intended payments or benefits to the participant in an alternative manner that conveys an equivalent economic benefit to the participant (without materially increasing the aggregate cost to the Company).

Accounting Considerations

The Compensation Committee also considers the accounting and cash flow implications of various forms of executive compensation. In its financial statements, the Company records salaries and performance-based compensation incentives as expenses in the amount paid, or to be paid, to the named executive officers. Accounting rules also require the Company to record an expense in its financial statements for equity awards, even though equity awards are not paid as cash to employees. The accounting expense of equity awards to employees is calculated in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payments (“FAS 123R”). The Compensation Committee believes, however, that the many advantages of equity-based compensation, as discussed above, more than compensate for the non-cash accounting expense associated with them.

The Section 162(m) of the Internal Revenue Code $1 Million Deduction Limit

Section 162(m) generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the Company’s chief executive officer or to any of up to three other executive officers (excluding the Company’s principal financial officer) whose compensation must be included in this Proxy Statement because they are the most highly compensated executive officers. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. Our stock plans currently provide that certain awards may be made in such as manner as to qualify for this exemption.

2007 Executive Compensation Determinations

The following is a discussion of the specific factors considered in determining base salary, annual, performance-based cash bonus, and long-term equity incentive compensation for the named executive officers for fiscal 2007 in comparison to fiscal 2006. There were no changes in fiscal 2007 in the policies governing retirement and deferred compensation plans, termination payments upon a change in control of the Company, perquisites or other benefits.

Base Salary

The following table identifies actions taken during fiscal 2007 with respect to base salaries of the named executive officers:

Named Executive Officer	Action
David P. Kirchhoff	Increase in annual base salary from $365,000 to $500,000 effective December 31, 2006

Ann M. Sardini	Increase in annual base salary from $365,000 to $379,600 effective July 1, 2007 and to $390,400 effective December 3, 2007

Thilo Semmelbauer	Increase in annual base salary from $365,000 to $400,000 effective July 1, 2007

Jeffrey A. Fiarman	Increase in annual base salary from $280,000 to $310,800 effective July 1, 2007

Kevin Eberly	Increase in annual base salary from $325,000 to $334,750 effective July 1, 2007

The Company decided to increase the base salary of Mr. Kirchhoff effective December 31, 2006 as a result of his promotion to President and Chief Executive Officer of the Company. In determining Mr. Kirchhoff’s increased base salary, the Compensation Committee reviewed the change in job responsibilities, past performance and contributions made to the Company, competitive conditions and relationship of his compensation to the compensation of other senior executives and determined that the increase in base salary was appropriate in light of his new responsibilities and to reward performance, ensure retention, and maintain appropriate compensation differentials among senior executives.

The Company decided to increase the base salary of Ms. Sardini effective July 1, 2007 and again on December 3, 2007. In determining the increase to Ms. Sardini’s base salary in July, the Compensation Committee reviewed her performance of her job responsibilities and contributions made to the Company, competitive conditions and relationship of her compensation to the compensation of other senior executives and determined that the increase in base salary was appropriate. In determining the increase in December, the increase was the result of adjusting Ms. Sardini’s transportation benefit from the provision of a Company car to a car allowance and the associated cost adjustment to base salary.

The Company decided to increase the base salary of Mr. Semmelbauer effective July 1, 2007. In determining Mr. Semmelbauer’s increased base salary, the Compensation Committee reviewed his performance of his job responsibilities and contributions made to the Company, competitive conditions, relationship of his compensation to the compensation of other senior executives, and his expanded responsibilities and determined that the increase in base salary was appropriate to reward performance, ensure retention and maintain appropriate compensation differentials among senior executives.

The Company decided to increase the base salary of Mr. Fiarman effective July 1, 2007. In determining Mr. Fiarman’s increased base salary, the Compensation Committee considered his promotion to Executive Vice President, General Counsel and Secretary of the Company in May 2006 and reviewed his performance of his job responsibilities and contributions made to the Company, competitive conditions and relationship of his compensation to the compensation of other senior executives and determined that the increase in base salary was appropriate to reward performance, ensure retention, and maintain appropriate compensation differentials among senior executives.

The Company decided to increase the base salary of Mr. Eberly effective July 1, 2007. In determining Mr. Eberly’s increased base salary, the Compensation Committee reviewed his performance of his job responsibilities and contributions made to the Company and competitive conditions and determined that the increase in base salary was appropriate to reward performance, ensure retention, and maintain appropriate compensation differentials among senior executives.

Annual Cash Performance Bonus

Except for Mr. Kirchhoff, whose annual performance-based cash target bonus percentage increased from 60% to 75% of his base salary, there were no changes in any of the named executive officer’s annual performance-based cash target bonus percentages. Mr. Kirchhoff’s increase in cash target bonus percentage was determined by the Compensation Committee in connection with his promotion to President and Chief Executive Officer of the Company upon its review of the change in his job responsibilities, his past performance and the contributions he has made to the Company.

Effective December 31, 2006, the Company determined the extent to which the Company’s financial performance and individual performance goals were achieved and the performance ratings associated with these goals, and computed the overall performance-based cash bonus rating. The Compensation Committee reviewed the performance-based bonus amount to be paid to each named executive officer and approved the payout of the annual, performance-based cash bonus. In fiscal 2007, the Company achieved an overall financial performance goal rating of 99.0%.

The following table shows the target bonus percentage, the overall rating for performance goals and the related actual bonus paid for each of the named executive officers for fiscal 2007:

Named Executive Officer	Target Bonus (as a % of Fiscal Year Base Salary)	Overall Performance- Based Bonus Rating	Actual Performance- Based Cash Bonus	Actual Performance- Based Bonus (as a % of Fiscal Year Base Salary)
David P. Kirchhoff	75%	99%	$367,418	74.3%
Ann M. Sardini	60%	101.9%	$230,915	61.2%
Thilo Semmelbauer	60%	102.4%	$234,271	61.5%
Jeffrey A. Fiarman	50%	106.8%	$157,038	53.4%
Kevin Eberly	45%	104.8%	$155,377	47.2%

Long-Term Equity Incentive Compensation

In determining the size and mix of named executive officers’ annual grant awards, the Compensation Committee reviewed the total current compensation that may be awarded to the executive, the achievement of business, strategic, individual, and financial objectives during the prior fiscal year, competitive conditions, relationship of the executive’s compensation to the compensation of other senior executives and determined that the size of the award as appropriate to reward and incentivize performance, ensure retention, and maintain appropriate compensation differentials among senior executives. Additionally, the Company decided to grant Mr. Kirchhoff a special award of 112,500 stock options and 10,938 RSUs effective December 31, 2006, as a result of his promotion to President and Chief Executive Officer of the Company and to reward and incentivize performance and creation of further shareholder value.

Mix of Compensation Elements

As discussed above, the Company weights compensation for the named executive officers more toward variable, performance-based compensation. More than two-thirds of fiscal 2007 total compensation for named executive officers was variable, performance-based (which includes short-term variable performance-based compensation and long-term variable performance-based compensation). Based on the Summary Compensation Table, fiscal 2007 compensation for the named executive officers was allocated as follows:

Mix of Total Compensation in 2007
Base Salary	28%
Short-Term Variable Performance-Based Compensation	17%
Long-Term Variable Performance-Based Compensation	51%
Other Compensation	4%
Total	100%

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid to or earned by each of the named executive officers for fiscal 2007 and 2006.

The named executive officers were not entitled to receive payments which would be characterized as “Bonus” payments for fiscal 2007 or fiscal 2006. Amounts listed under the column “Non-Equity Incentive Plan Compensation,” were approved by the Compensation Committee in March 2008 with respect to fiscal 2007 and will be paid by March 31, 2008 and were approved by the Compensation Committee in March 2007 with respect to fiscal 2006 and were paid by March 31, 2007.

Name and Principal Position	Fiscal Year	Salary(1)	Bonus	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5)	All Other Compensation		Total
David P. Kirchhoff(6)	2007	$494,839	—	$863,828	$854,099	$367,418	$4,062	$77,233	(7)	$2,661,479
President and Chief Executive Officer	2006	$330,007	—	$668,399	$297,406	$185,727	$729	$50,310		$1,532,578

Ann M. Sardini	2007	$377,543	—	$162,319	$252,790	$230,915	$27,652	$94,477	(8)	$1,145,696
Chief Financial Officer	2006	$356,924	—	$118,887	$493,680	$205,855	$17,486	$88,652		$1,281,484

Thilo Semmelbauer(9)	2007	$381,162	—	$144,664	$462,255	$234,271	$6,649	$42,169	(10)	$1,271,170
Chief Operating Officer	2006	$164,670	—	$104,579	$390,460	$92,503	$3,551	$32,757		$788,520

Jeffrey A. Fiarman(11)	2007	$294,216	—	$123,830	$293,626	$157,038	$2,358	$43,106	(12)	$914,174
Executive Vice President, General Counsel and Secretary	2006	$257,116	—	$211,079	$185,649	$125,183	$490	$36,755		$816,272

Kevin Eberly(13)	2007	$329,500	—	$112,072	$171,846	$155,377	$9,153	$56,833	(14)	$834,781
Executive Vice President, North American Operations

(1)	Amounts shown are not reduced to reflect the named executive officers’ elections, if any, to defer receipt of salary into our savings plan. In addition, prior to fiscal 2008, increases in annual base salary for named executive officers generally occurred mid-fiscal year. Therefore, the amounts shown above in the column “Salary” reflect base salary paid at two different annual rates.

(2)	Stock awards consist solely of awards of RSUs and represent the compensation costs for these equity awards under FAS 123R. The FAS 123R estimated grant date fair value for RSUs is the market value of our Common Stock on the date of grant.

(3)	Amounts shown represent the compensation costs of stock options for financial reporting purposes for the year under FAS 123R. The assumptions made in determining option values are disclosed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies—Share-Based Compensation” and Note 9 of the Consolidated Financial Statements in our Annual Report on Form 10-K with respect to fiscal 2007.

(4)	Amounts shown consist solely of the named executive officer’s 2007 annual, performance-based cash bonus.

(5)	Amount includes earnings on the aggregate executive profit sharing plan balance for the named executive officer.

(6)	Mr. Kirchhoff became a director and President and Chief Executive Officer of the Company on December 31, 2006, having served as our Chief Operating Officer, Europe and Asia, from September 2005, and Chief Executive Officer and President of WeightWatchers.com since June 2004.

(7)	Amount includes a $13,200 car allowance, $47,640 in contributions by the Company to the executive profit sharing plan for Mr. Kirchhoff’s benefit as well as amounts with respect to dividend equivalents on vested RSU awards, the payment of cell phone charges and contributions by the Company to the savings plan for Mr. Kirchhoff’s benefit.

(8)	Amount includes a $15,605 car allowance and $70,008 in contributions by the Company to the executive profit sharing plan for Ms. Sardini’s benefit as well as amounts with respect to the payment of cell phone charges and contributions by the Company to the savings plan for Ms. Sardini’s benefit.

(9)	Mr. Semmelbauer became the Chief Operating Officer of the Company on December 31, 2006, having served as Chief Operating Officer, North America, since March 2004. During fiscal 2006, Mr. Semmelbauer took a six-month unpaid leave of absence for personal reasons. Accordingly, Mr. Semmelbauer’s fiscal 2006 base salary and annual performance-based cash bonus reflect this leave of absence.

(10)	Amount includes $32,079 in contributions by the Company to the executive profit sharing plan for Mr. Semmelbauer’s benefit as well as amounts with respect to the payment of cell phone charges and contributions by the Company to the savings plan for Mr. Semmelbauer’s benefit.

(11)	Mr. Fiarman became Executive Vice President, General Counsel and Secretary of the Company in May 2006, having served as our Vice President and Associate General Counsel since July 2005 and General Counsel and Secretary of WeightWatchers.com, Inc. since June 2000.

(12)	Amount includes a $13,200 car allowance and $20,970 in contributions by the Company to the executive profit sharing plan for Mr. Fiarman’s benefit as well as amounts with respect to dividend equivalents on vested RSU awards, the payment of cell phone charges and contributions by the Company to the savings plan for Mr. Fiarman’s benefit.

(13)	Mr. Eberly has notified the Company of his resignation from his position as Executive Vice President, North American Operations effective as of August 15, 2008 in order to focus on personal endeavors.

(14)	Amount includes $41,480 in contributions by the Company to the executive profit sharing plan for Mr. Eberly’s benefit as well as amounts with respect to dividend equivalents on vested RSU awards, the payment of cell phone charges and contributions by the Company to the savings plan for Mr. Eberly’s benefit.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL 2007

The following table sets forth information regarding non-equity incentive plan awards and each stock option or RSU award made to a named executive officer during fiscal 2007 under any plan. All RSU and stock option awards made to our named executive officers in fiscal 2007 were made under our 2004 Plan. For fiscal 2007, there were no awards made under any equity incentive plan.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)		All Other Option Awards: Number of Securities Underlying Options (#)(3)		Exercise or Base Price of Option Awards ($/Sh)(4)	Closing Market Price on Grant Date ($)	Grant Date Fair Value of Stock and Option Awards(5)(6)
		Threshold ($)	Target ($)	Maximum ($)
David P. Kirchhoff	3/12/2007				2,813	(7)	33,750	(7)	$47.49	$48.04	$624,002
	12/31/2006				10,938	(8)	112,500	(8)	$52.12	$52.53	$2,506,806
		$0	$375,000	$750,000

Ann M. Sardini	3/12/2007				1,563	(7)	18,750	(7)	$47.49	$48.04	$346,678
		$0	$234,240	$468,480

Thilo Semmelbauer	3/12/2007				1,563	(7)	18,750	(7)	$47.49	$48.04	$346,678
		$0	$240,000	$480,000

Jeffrey A. Fiarman	3/12/2007				1,000	(7)	12,000	(7)	$47.49	$48.04	$221,859
		$0	$155,400	$310,800

Kevin Eberly	3/12/2007				438	(7)	5,250	(7)	$47.49	$48.04	$97,087
		$0	$150,637	$301,274

(1)	Named executive officers receive no payment unless the Company achieves greater than 75% of the target operating income, the minimum performance level, and the executive (other than the chief executive officer) achieves a score of at least 65 points on their individual performance rating. See the section entitled “Compensation Discussion and Analysis—Annual Performance-Based Cash Bonus” above for a description of our annual, cash performance bonus plan.

(2)	Stock Awards consist of RSUs. The award of RSUs is the right to receive the value of one share of our Common Stock upon the vesting date of the RSU and is payable in shares of the Company’s Common Stock.

(3)	Option Awards consist of the grant of non-qualified stock options. Stock options allow the grantee to purchase a share of our Common Stock at an exercise price determined on the date of grant.

(4)	The exercise price of our stock options is determined by calculating the average of the closing prices of the shares of our Common Stock on the grant date and the four previous trading days.

(5)	Represents the aggregate grant date fair value of stock options and RSUs granted during the year as determined in accordance with FAS 123R. Under FAS 123R, the estimated grant date fair value for RSUs is the market value of our Common Stock on the date of grant. The assumptions made in determining option values are disclosed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies—Share-Based Compensation” and Note 9 of the Consolidated Financial Statements in our Annual Report on Form 10-K for fiscal 2007. The material terms of our stock options are discussed in the section entitled “Compensation Discussion and Analysis—Long-Term Equity Incentive Compensation” above.

(6)	Holders of RSUs have the right to receive dividend equivalents for each record date that a dividend is paid, but not until the underlying RSU vests. There were four dividend record dates in fiscal 2007. Therefore, the dividend equivalents that accrued during fiscal 2007 on the RSU awards made to the named executive officers are as follows: Mr. Kirchhoff, $9,626; Ms. Sardini, $1,094; Mr. Semmelbauer, $1,094; Mr. Fiarman, $700; and Mr. Eberly, $307. Dividend equivalents are not included in the totals for grant date fair value of the RSU awards.

(7)	Each of the named executive officers received an annual award consisting of both stock options and RSUs on March 12, 2007. Both the stock options and RSUs 100% “cliff” vest on March 12, 2010. The stock options expire on March 12, 2017. The exercise price of the stock options was determined by taking an average of the closing price of our Common Stock on the grant date and the four previous trading days, or $47.49 per share.

(8)	Mr. Kirchhoff received a special award on December 31, 2006 of both stock options and RSUs. Both the stock options and RSUs vest at 20% per year over 5 years on each anniversary of the grant date. The stock options expire on December 31, 2016. The exercise price of the stock options was determined by taking an average of the closing price of our Common Stock on the grant date and the four previous trading days, or $52.12 per share.

OUTSTANDING EQUITY AWARDS AT FISCAL 2007 YEAR-END

The following table sets forth information regarding unexercised non-qualified stock options and any RSUs that were not vested for each named executive officer as of the end of fiscal 2007. There were no vested or unvested equity incentive plan awards held by the named executive officers.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
	Exercisable		Unexercisable
David P. Kirchhoff			112,500	(2)*	$52.12	12/31/2016
	7,500	(2)	30,000	(2)	$42.08	5/22/2016
			33,750	(2)*	$47.49	3/12/2017
	15,000	(2)	22,500	(2)	$53.03	7/14/2015
			15,000	(2)	$53.03	7/14/2010
							2,813	(3)*	$135,137
							10,938	(3)*	$571,573
							2,500	(3)	$102,325
							6,000	(3)	$303,240
							1,250	(3)	$66,113
							1,875	(3)	$99,169
							5,170	(3)	$264,445

Ann M. Sardini	60,000	(4)			$36.32	4/29/2012
	20,000	(4)			$38.64	1/4/2009
	15,000	(4)			$42.36	3/11/2010
			18,750	(4)*	$47.49	3/12/2017
							1,563	(5)*	$75,087
							7,000	(5)	$353,780

Thilo Semmelbauer	60,000	(6)	40,000	(6)	$36.71	5/12/2014
	15,000	(6)			$42.36	3/11/2010
			18,750	(6)*	$47.49	3/12/2017
							1,563	(7)*	$75,087
							6,000	(7)	$303,240

Jeffrey A. Fiarman	10,950	(8)	43,800	(8)	$42.08	5/22/2016
			12,000	(8)*	$47.49	3/12/2017
	3,500	(8)	1,750	(8)	$53.03	7/14/2010
	6,000	(8)	9,000	(8)	$53.03	7/14/2015
							1,000	(9)*	$48,040
							3,650	(9)	$149,395
							3,000	(9)	$151,620
							146	(9)	$7,722
							750	(9)	$39,668

Kevin Eberly	14,400	(10)	9,600	(10)	$37.59	8/9/2014
	7,500	(10)			$42.36	3/11/2010
	5,400	(10)	8,100	(10)	$45.37	1/24/2015
			5,250	(10)*	$47.49	3/12/2017
							438	(11)*	$21,042
							4,000	(11)	$202,160
							1,275	(11)	$57,503
							400	(11)	$14,788

*	Shows grants made in fiscal 2007, which are also reported in the Summary Compensation Table and in the Grants of Plan-Based Awards for Fiscal 2007 table.

(1)	Represents the market value of our Common Stock on the date of grant multiplied by the number of shares underlying the RSU.

(2)	112,500 stock options awarded on December 31, 2006, with an exercise price of $52.12 and an expiration date of December 31, 2016, vest 20% a year over 5 years on each anniversary of the grant date. 37,500 stock options awarded on May 22, 2006, with an exercise price of $42.08 and an expiration date of May 22, 2016, vest 20% a year over 5 years on each anniversary of the grant date. 33,750 stock options awarded on March 12, 2007, with an exercise price of $47.49 and an expiration date of March 12, 2017, vest 20% a year over 5 years on each anniversary of the grant date. 37,500 stock options awarded on July 14, 2005, with an exercise price of $53.03 and an expiration date of July 14, 2015, vest 20% a year over 5 years on each anniversary of the grant date. 15,000 stock options awarded on July 14, 2005, with an exercise price of $53.03 and an expiration date of July 14, 2010, vest 100% on July 14, 2008.

(3)	2,813 RSUs awarded on March 12, 2007 vest 100% on March 12, 2010. 10,938 RSUs awarded on December 31, 2006, vest 20% a year over 5 years on each anniversary of the grant date. 3,125 RSUs awarded on May 22, 2006 vest 20% a year over 5 years on each anniversary of the grant date (2,500 of which remain unvested as of fiscal 2007 year-end). 6,000 RSUs awarded to on March 10, 2006 vest 100% on January 15, 2009. 1,250 RSUs awarded on July 14, 2005 vest 100% on July 14, 2008. 3,125 RSUs awarded on July 14, 2005 vest 20% a year over 5 years on each anniversary of the grant date (1,875 of which remain unvested as of fiscal 2007 year-end). 31,027 RSUs awarded on July 5, 2005 vest in equal increments quarterly starting on September 15, 2005 (5,170 of which remain unvested as of fiscal 2007 year-end).

(4)	100,000 stock options awarded on April 29, 2002, with an exercise price of $36.32 and an expiration date of April 29, 2012, vest 20% a year on each anniversary of the grant date (60,000 of which remain outstanding as of fiscal 2007 year-end). 20,000 stock options awarded on January 5, 2004, with an exercise price of $38.64 and an expiration date of January 4, 2009, vested 100% on December 30, 2006. 15,000 stock options awarded on March 11, 2005, with an exercise price of $42.36 and an expiration date of March 11, 2010, vested 100% on December 29, 2007. 18,750 stock options awarded on March 12, 2007, with an exercise price of $47.49 and an expiration date of March 12, 2017, vest 100% on March 12, 2010.

(5)	1,563 RSUs awarded on March 12, 2007 vest 100% on March 12, 2010. 7,000 RSUs awarded on March 10, 2006 vest 100% on January 15, 2009.

(6)	100,000 stock options awarded on May 12, 2004, with an exercise price of $36.71 and an expiration date of May 12, 2014 vest 20% per year over 5 years on each anniversary of the grant date. 15,000 stock options awarded on March 11, 2005, with an exercise price of $42.36 and an expiration date of March 11, 2010 vested 100% on December 29, 2007. 18,750 stock options awarded on March 12, 2007 with an exercise price of $47.49, and an expiration date of March 12, 2017, vest 100% on March 12, 2010.

(7)	1,563 RSUs awarded on March 12, 2007 vest 100% on March 12, 2010. 6,000 RSUs awarded on March 10, 2006 vest 100% on January 15, 2009.

(8)	54,750 stock options awarded on May 22, 2006, with an exercise price of $42.08 and an expiration date of May 22, 2016, vest 20% per year over 5 years on each anniversary date of the grant. 12,000 stock options awarded on March 12, 2007, with an exercise price of $47.49 and an expiration date of March 12, 2017, vest 100% on March 12, 2010. 5,250 stock options awarded on July 14, 2005, with an exercise price of $53.03 and an expiration date of July 14, 2010, vest 33% per year over 3 years on each anniversary date of the grant. 15,000 stock options awarded on July 14, 2005, with an exercise price of $53.03 and an expiration date of July 14, 2015, vest 20% per year over 5 years on each anniversary date of the grant.

(9)	1,000 RSUs awarded on March 12, 2007 vest 100% on March 12, 2010. 4,563 RSUs awarded on May 22, 2006 vest 20% per year over 5 years on each anniversary of the grant date (3,650 of which remain outstanding as of fiscal 2007 year-end). 3,000 RSUs awarded on March 10, 2006 vest 100% on January 15, 2009. 438 RSUs awarded on July 14, 2005 vest 33% over 3 years on each anniversary date of the grant (146 of which remain unvested as of fiscal 2007 year-end). 1,250 RSUs awarded on July 14, 2005 vest 20% a year over 5 years on each anniversary of the grant date (750 of which remain unvested as of fiscal 2007 year-end).

(10)	24,000 stock options awarded on August 9, 2004, with an exercise price of $37.59 and an expiration date of August 9, 2014, vest 20% per year over 5 years on each anniversary of the grant date. 7,500 stock options awarded on March 11, 2005, with an exercise price of $42.36 and an expiration date of March 11, 2010, vested 100% on December 29, 2007. 13,500 stock options awarded on January 24, 2005, with an exercise price of $45.37 and an expiration date of January 24, 2015, vest 20% a year over 5 years on each anniversary of the grant date. 5,250 stock options awarded on March 12, 2007, with an exercise price of $47.49 and an expiration date of March 12, 2017 vest 100% on March 12, 2010.

(11)	438 RSUs awarded on March 12, 2007 vest 100% on March 12, 2010. 4,000 RSUs awarded on March 10, 2006 vest 100% on January 15, 2009. 2,125 RSUs awarded on January 24, 2005 vest 20% a year over 5 years on each anniversary date of the grant (1,275 of which remain unvested as of fiscal 2007 year-end). 1,000 RSUs awarded on August 9, 2004 vest 20% a year over 5 years on each anniversary of the grant date (400 of which remain unvested as of fiscal 2007 year-end).

OPTION EXERCISES AND STOCK VESTED FOR FISCAL 2007

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
David P. Kirchhoff				11,591	(1)	$576,033
Ann M. Sardini	60,000	(2)	$538,395	1,250	(3)	$56,600
Thilo Semmelbauer				1,250	(4)	$56,600
Jeffrey A. Fiarman				1,309	(5)	$68,212
Kevin Eberly				1,250	(6)	$62,460

(1)	Of the 31,027 RSUs awarded to Mr. Kirchhoff on July 5, 2005, which vested quarterly beginning on September 15, 2005, 2,586 shares vested on March 15, 2007 and 2,585 shares vested on each of June 15, September 15, and December 15, 2007. Of the 3,125 RSUs awarded to Mr. Kirchhoff on July 14, 2005, which vested 20% per year over five years on the anniversary of the grant date, 625 shares vested on July 14, 2007. Of the 3,125 RSUs awarded to Mr. Kirchhoff on May 22, 2006, which vest 20% per year over five years on the anniversary of the grant date, 625 shares vested on May 22, 2007. These shares represent the gross shares that vested. 4,663 shares were withheld by the Company for income and employment taxes owed on the closing price-based market value of the shares on the date of vesting. The number of net shares received after taxes by Mr. Kirchhoff was 6,928.

(2)	Of the 100,000 stock options granted to Ms. Sardini on April 29, 2002 with an exercise price of $36.32, which vested 20% per year over five years on each anniversary of the grant date and which expire on April 29, 2012, she exercised 20,000 on March 15, 2007 at an average price per share of Common Stock of $47.22, 10,000 on April 2, 2007 at an average price per share of Common Stock of $45.97 and 10,000 on May 1, 2007 at an average price per share of Common Stock of $47.92. Of the 20,000 stock options granted to Ms. Sardini on January 13, 2003 with an exercise price of $42.27, which vested 100% on December 30, 2005 and expire on January 12, 2008, she exercised 20,000 on May 1, 2007 at an average price per share of Common Stock of $47.67.

(3)	Represents the 1,250 RSUs awarded to Ms. Sardini on March 11, 2005, which vested 100% on December 29, 2007. These shares represent the gross shares that vested. 494 shares were withheld by the Company for income and employment taxes owed on the closing price-based market value of the shares on the date of vesting. The number of net shares received after taxes was 756.

(4)	Represents the 1,250 RSUs awarded to Mr. Semmelbauer on March 11, 2005, which vested 100% on December 29, 2007. These shares represent the gross shares that vested. 494 shares were withheld by the Company for income and employment taxes owed on the closing price-based market value of the shares on the date of vesting. The number of net shares received after taxes was 756.

(5)	Of the 1,250 RSUs awarded to Mr. Fiarman on July 14, 2005, which vested 20% per year over five years on the anniversary of the grant date, 250 shares vested on July 14, 2007. Of the 438 RSUs awarded to Mr. Fiarman on July 14, 2005, which vest 33% per year over three years on the anniversary of the grant date, 146 shares vested on July 14, 2007. Of the 4,563 RSUs awarded to Mr. Fiarman on May 22, 2006, which vest 20% per year over five years on the anniversary of the grant date, 913 shares vested on May 22, 2007. These shares represent the gross shares that vested. 586 shares were withheld by the Company for income and employment taxes owed on the closing price-based market value of the shares on the date of vesting. The number of net shares received after taxes was 723.

(6)	Of the 1,000 RSUs awarded to Mr. Eberly on August 9, 2004, which vest 20% per year over five years on the anniversary of the grant date, 200 shares vested on August 9, 2007. Of the 2,125 RSUs awarded to Mr. Eberly on January 24, 2005, which vest 20% per year over five years on the anniversary of the grant date, 425 shares vested on January 24, 2007. Of the 625 RSUs granted to Mr. Eberly on March 11, 2005, 100% vested on December 29, 2007. These shares represent the gross shares that vested. 461 shares were withheld by the Company for income and employment taxes owed on the closing price-based market value of the shares on the date of vesting. The number of net shares received after taxes was 789.

PENSION BENEFITS

The Company has no pension plans.

NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL 2007

The following table sets forth information with respect to our executive profit sharing plan, the only defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified. In fiscal 2007, none of the named executive officers made contributions to our executive profit sharing plan. In fiscal 2007, none of the named executive officers made any withdrawals or distributions from a defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified. The material terms of our executive profit sharing plan are discussed in the section entitled “Compensation Discussion and Analysis—Retirement and Deferred Compensation Plans, Termination Payments and Other Arrangements—Executive Profit Sharing Plan” above.

Name	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Balance at Last Fiscal Year-End ($)(3)
David P. Kirchhoff	$47,640	$4,062	$68,049
Ann M. Sardini	$70,008	$27,652	$321,604
Thilo Semmelbauer	$32,079	$6,649	$86,816
Jeffrey A. Fiarman	$20,970	$2,358	$33,889
Kevin Eberly	$41,480	$9,153	$113,281

(1)	Shows amounts contributed by the Company in fiscal 2007, which are also reported in the Column “All Other Compensation” of the Summary Compensation Table.

(2)	The Company credits each participant’s profit sharing account with interest at an annual rate equal to the sum of (a) 2% plus (b) the annualized prime rate, as published in the Wall Street Journal, compounded as of the end of each fiscal month, subject to a cap of 15%. These amounts are also reported in the Column “Change in Pension Value and Nonqualified Deferred Compensation Earnings” of the Summary Compensation Table.

(3)	Includes amounts for each of the following named executive officers reported as compensation to such named executive officers in the Column “All Other Compensation” of the Summary Compensation Table for fiscal 2006: Mr. Kirchhoff, $30,976; Ms. Sardini, $65,488; Mr. Semmelbauer, $19,274; and Mr. Fiarman, $19,974.

POTENTIAL PAYMENTS UPON TERMINATION, RETIREMENT OR CHANGE OF CONTROL

Payments Made Upon Termination

Regardless of the manner in which a named executive officer’s employment terminates (except in a for “cause” termination), he or she is entitled to receive amounts earned during his or her term of employment. Such amounts include:

•	all vested shares granted under our stock plans and the right to exercise within 90 days of termination all vested stock options;

•	amounts contributed and vested under the executive profit sharing plan;

•	amounts accrued and vested through the Company’s savings plan; and

•	accrued and unused vacation pay.

Generally, the Company makes no payments to executives terminated for “cause.” The Company has no formal policy regarding severance payments. From time to time, the Company, in its discretion based upon the nature and circumstances of an individual being hired, has approved separate severance arrangements for certain named executive officers. For instance, Ms. Sardini is entitled to receive six months of salary continuation in the event of her termination for any reason.

Payments Made Upon Retirement

In the event of the retirement of a named executive officer, he or she is entitled to receive amounts earned during his or her term of employment. Such amounts include:

•	certain vested shares granted under the our stock plans and the right to exercise within 90 days or one year of retirement (depending on the terms of the award) all vested options;

•	amounts contributed and vested under the executive profit sharing plan;

•	amounts accrued and vested through the Company’s savings plan; and

•	accrued and unused vacation pay.

Payments Made Upon Death or Disability

In the event of the death or disability of a named executive officer, in addition to the benefits listed under the headings “Payments Made Upon Termination” above, the named executive officer will receive benefits under the Company’s disability plan or payments under the Company’s life insurance plan, as appropriate. These payments are generally available to all employees. In addition, generally, stock option exercise rights cease one year after the holder’s termination for death or disability.

Payments Made Upon a Change of Control

Stock Awards

Pursuant to the Company’s terms and conditions for employee stock awards and the Company’s forms of stock option and RSU agreements, unless provided otherwise by the Board of Directors or a committee thereof, all stock options and RSUs vest and become exercisable immediately prior to a change of control.

Under our 2004 Plan, a “change of control” is defined as (i) any non-affiliate person or group becoming the beneficial owner of 25% or more of the voting stock of the Company; (ii) a change in the composition of the Board of Directors, such that the individuals who constituted the Board as of March 11, 2004 (or such directors nominated for election to the Board of Directors with the approval of a majority of the individuals constituting the Board of Directors as of March 11, 2004 or any other directors so approved) cease for any reason to constitute at least a majority of the Board; (iii) a reorganization, recapitalization, merger or consolidation where the subsequent owner(s) of 51% or more of the voting stock where not the same as the beneficial owners immediately prior to such transaction, in substantially the same proportions as their ownership immediately prior to such transaction; or (iv) the sale of all or substantially all of the assets of the Company or the liquidation or dissolution of the Company; if and only if, as a result of any of the foregoing events set forth in clause (i), (ii) or (iii) above, any person or group, other than Artal, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of its then outstanding securities entitled to vote in the election of members of the Board of Directors.

Under our 1999 Plan, a “change of control” is defined as (i) a sale of all or substantially all of the assets of the Company to a person who is not an affiliate of Artal, (ii) a sale by Artal or any of its respective affiliates resulting in more than 50% of the voting stock of the Company being held by a person or group that does not include Artal or any of its respective affiliates, or (iii) a merger or consolidation of the Company into another person which is not an affiliate of Artal; if and only if any such event results in the inability of Artal to elect a majority of the Board of Directors of the Company (or the resulting entity).

The holder remains subject during his or her employment and for one year following the termination of their employment to certain non-competition and non-solicitation covenants and for an unspecified amount of time to certain confidentiality and assignment of work product covenants.

Continuity Agreements

Payments

The named executive officers as well as certain other senior executives have entered into continuity agreements with us, which are described above in the section entitled “Compensation Discussion and Analysis—Termination Payments upon a Change of Control.” With respect to the named executive officers, the following severance benefits will be provided (a) during the two year period following a change in control of us, if such named executive officer is terminated following a change in control (other than termination by the Company for “cause” or by reason of death, disability or retirement), or (b) during the three-month period prior to or the two-year period following a change in control of us, if such named executive officer voluntarily terminates his or her employment for good reason during the two-year period following a change of ownership or control of us, or (c) if an agreement is signed which would result in a change in control of us, during the period between the date of the agreement and a change of ownership or control of us, if such named executive officer is terminated (other than termination by the Company for “cause” or by reason of death, disability or retirement), he or she is entitled to receive:

•

cash payment equal to three times (two times in the case of Mr. Eberly) the sum of his or her current base salary (or, if higher, the base salary in effect immediately prior to termination) and his or her current target bonus (or, if higher, the average annual bonus actually earned by the executive in respect of the three full fiscal years prior to the year of termination);

•

cash payment equal to the sum of (w) all unpaid base salary and vacation days, (x) all earned and unpaid bonuses, (y) in respect of the fiscal year in which the date of termination occurs, the higher of (A) the pro rata portion of the executive’s target bonus and (B) if we are exceeding the performance targets established under our bonus plan for such fiscal year as of the date of termination, the executive’s actual annual bonus payable under our bonus plan based upon such achievement (this pro rata portion in either case calculated from January 1 of such year through the date of termination), and (z) any other compensation previously deferred (excluding qualified plan deferrals by the executive under or into our benefit plans);

•

three years (two years in the case of Mr. Eberly) of continued medical, dental, vision, and life insurance coverage (excluding accidental death and disability insurance) for the executive and his or her dependents;

•

continued provision of the perquisites the executive enjoyed prior to the date of termination for a period ending on the earlier of (x) the third anniversary (the second anniversary in the case of Mr. Eberly) of the executive’s termination and (y) the receipt by the executive of comparable perquisites from a subsequent employer;

•	immediate 100% vesting of all unvested stock options, stock appreciation rights, phantom stock units and restricted stock;

•

additional contributions by us to our qualified defined contribution plan and any other retirement plans in which the executive participated prior to the date of termination during the period from the date of termination through the third anniversary of the executive’s termination; provided, however, that where such contributions may not be provided without adversely affecting the qualified status of such plan or where such contributions are otherwise prohibited by any such plans, the executive shall instead receive an additional lump sum payment equal to the contributions that would have been made during the third anniversary (second anniversary in the case of Mr. Eberly) of the termination if the executive had remained employed with us during such period;

•

all other accrued or vested benefits in accordance with the terms of any applicable plan of ours, including the executive’s otherwise unvested account balances in our qualified defined contribution plan, which shall become vested as of the date of termination; and

•	outplacement services at a cost to us of not more than $30,000 ($15,000 in the case of Mr. Eberly).

Terminations

Terminations of employment that entitle a named executive officer to receive severance benefits under his or her continuity agreement consist of terminations by the Company without “cause” or resignation by the named executive officer for good reason upon qualifying terminations of employment described above. The named executive officer is not eligible for benefits under his or her continuity agreement if his or her termination is due to disability, retirement, death, or for “cause.”

Change in Control

A “change in control” for purposes of the continuity agreement generally consists of any of the following:

•	an acquisition of more than 25% of the Company’s voting securities (other than acquisitions by a Company sponsored employee benefit plan);

•	the current Board of Directors (or their approved successors) ceasing to constitute a majority of such Board of Directors;

•

the consummation of a reorganization, recapitalization, merger or consolidation unless the shareholders of the Company prior to the transaction hold at least 51% of the voting securities of the successor; or

•	the sale, transfer or other disposition of all or substantially all of the assets of the Company or the liquidation or dissolution of the Company;

if and only if, as a result of the occurrence of any of the foregoing events in the first two bullets above, any person or group other than Artal is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of its then outstanding securities entitled to vote in the election of members of the Board of Directors.

For “Cause”

A termination by the Company for “cause” generally includes:

•

willful and continued failure of the executive to perform substantially all of his or her duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness) for a period of 10 days following a written demand for substantial performance that is delivered to him or her;

•	dishonesty in the performance of the executive’s duties with the Company;

•	conviction of, or plea of guilty or nolo contendere to, a crime under the laws of the United States or any state thereof constituting (x) a felony or (y) a misdemeanor involving moral turpitude;

•	willful malfeasance or misconduct by the executive in his or her duties which is injurious to the financial condition or business reputation of the Company or its affiliates; or

•	breach of the confidentiality covenants under the executive’s continuity agreement.

For “Good Reason”

A termination for “good reason” for the named executive officer includes any of the following Company actions without the executive’s written consent following a change of control:

•	diminution in the executive’s duties, titles or responsibilities with the Company from those in effect immediately prior to the change in control;

•	reduction in the executive’s base salary and bonus opportunity;

•	relocation of the executive’s principal work place to a location that is east of the Nassau County-Suffolk County border; or

•	failure by the Company to obtain from any successor to the Company an agreement to assume and perform the executive’s continuity agreement.

Notwithstanding the foregoing, in the event that the executive provides the Company with a notice of termination within 60 days after the occurrence of an event giving rise to good reason, the Company shall have 30 days thereafter in which to cure or resolve the behavior otherwise constituting good reason.

The executive covenants to retain in confidence any and all confidential information concerning the Company, its shareholders, officers, directors and customers and its respective business. In addition, upon the termination of employment, the executive will not take or keep any proprietary or confidential information or documentation belonging to the Company.

Change in Control Impact on Named Executive Officers

The table below was prepared as though a change in control occurred and the named executive officers’ employment was terminated on December 28, 2007 (the last business day of fiscal 2007) using the share price of the Company’s Common Stock as of December 28, 2007 (the last trading day of fiscal 2007) (both as required by the SEC). With those assumptions taken as given, the Company believes the remaining assumptions listed below, which are necessary to produce these estimates, are reasonable individually and in the aggregate. However, a change in control did not occur on December 28, 2007 and the executives were not terminated on that date. There can be no assurance that a change in control would produce the same or similar results as those described if it occurs on any other date or at any other price, or if any assumption is not correct in fact.

Change in Control Payment and Benefit Estimates

December 28, 2007

Name	Aggregate Severance Pay and 2007 Bonus(1)		Medical, Dental, Vision and Life Insurance	Accelerated Vesting of Equity Value		Executive Profit Sharing Plan	Savings Plan	Excise Tax and Gross-Up Payment(2)	Perquisites	Accrued Vacation	Outplacement Services	Total
				RSUs	Stock Options
David P. Kirchhoff	$3,000,000		$58,447	$1,383,123	$96,000	$142,920	$20,250	$1,259,306	$44,889	$19,232	$30,000	$6,054,197
Ann M. Sardini	$2,300,035	(3)	$19,703	$387,733	$0	$210,024	$20,250	$1,117,041	$53,157	$33,784	$30,000	$4,171,727
Thilo Semmelbauer	$2,154,271		$35,354	$342,453	$342,800	$96,238	$20,250	$877,542	$13,101	$50,000	$30,000	$3,962,009
Jeffrey A. Fiarman	$1,555,638		$53,579	$386,963	$140,160	$62,910	$20,250	$0	$45,192	$11,954	$30,000	$2,306,646
Kevin Eberly	$1,126,151		$36,085	$276,797	$73,824	$82,960	$13,500	$0	$16,202	$9,013	$15,000	$1,649,532

(1)	Includes three years (two years for Mr. Eberly) of base salary, three years (two years for Mr. Eberly) of target bonus and the pro rata portion of the higher of the named executive officer’s target bonus or actual bonus for fiscal 2007.

(2)	Pursuant to the continuity agreements, if it is determined that the aggregate amounts payable to any named executive officer under the columns entitled “Aggregate Severance Pay and 2007 Bonus,” “Medical, Dental, Vision and Life Insurance,” “Accelerated Vesting of Equity Value” and “Perquisites” (collectively, the “Payment”) would be subject to excise tax imposed under Section 4999 of the Internal Revenue Code or any similar tax imposed by state or local law, then the named executive officer, depending on the amount of the Payment, may be entitled to receive a “gross-up” payment, such that, after payment by the named executive officer of all taxes (including any interest or penalties imposed with respect to such taxes), including any excise tax, imposed upon the gross-up payment, the named executive officer will retain an amount of the gross-up payment equal to the excise tax imposed upon the Payment. The amounts in this column represent such amount.

(3)	Includes six months of salary continuation payable upon termination for any reason in accordance with Ms. Sardini’s offer letter dated April 19, 2002.

General Assumptions

•	Change in control date was December 28, 2007.

•	All executives were terminated on change in control date.

•

Mr. Kirchhoff, Ms. Sardini, Mr. Semmelbauer, Mr. Fiarman and Mr. Eberly were assumed to be subject to federal, state and local combined effective tax rate of 41.6025%, 43.9737%, 43.9737%, 41.6025% and 42.9805%, respectively.

•	The excise tax rate was assumed to be 20%.

Equity-based Assumptions

•	All previously unvested stock options and RSUs vested on December 28, 2007.

•

Stock options that become vested due to the change in control are valued using the actual spread between the exercise price and the market price on December 28, 2007. This would represent the true value received by the executive upon immediate vesting of their options.

•	RSUs that become vested due to the change in control are valued using the market price of the Company’s Common Stock on December 28, 2007.

Benefit Assumptions

•	The executive does not receive comparable perquisites from a subsequent employer and the perquisites are paid until the end of the continuation period.

•	Medical, dental, vision and life insurance are paid at 2007 monthly equivalent rates, for 36 months (24 months for Mr. Eberly).

•	Three years (two years for Mr. Eberly) of contribution to the executive profit sharing plan at the participant’s 2007 rate but not including earnings on such contributions.

•	All previously unvested savings plan amounts vested December 28, 2007 plus three years (two years for Mr. Eberly) of 3% matching contribution at the participant’s salary at December 28, 2007.

•	No legal services are paid for the executive.

DIRECTOR COMPENSATION

The Company uses a combination of cash and equity-based incentive compensation to attract and retain qualified candidates to serve on the Board of Directors. In setting director compensation, the Company considers the significant amount of time that Directors expend in fulfilling their duties to the Company as well as the skill-level required by the Company of members of the Board of Directors. Our directors are not subject to any minimum share ownership requirement. However, all equity-based consideration paid is subject to restrictions on transfer so that such shares can not be sold or transferred until the director is no longer serving on the Board of Directors.

Cash and Stock Compensation Paid to Directors

For fiscal 2007, members of the Board of Directors who were not employees of the Company were entitled to receive an annual cash retainer of $75,000, payable quarterly, half in cash and half in Common Stock subject to restrictions on transfer. The number of shares of restricted Common Stock received was determined by averaging the closing price of the Common Stock on the NYSE for the last five trading days of each fiscal quarter of the Company. In addition, each non-executive director was entitled to receive 1,000 shares per annum of Common Stock, distributable on December 15th of each fiscal year. Directors who are employees of the Company receive no compensation for their service as directors.

Compensation Paid to Directors serving on Committees of the Board of Directors

Each director serving as a member of the Audit Committee is entitled to receive $10,000 per annum, payable quarterly, in cash. Each director who serves as Audit Committee chair receives an additional $10,000. Unless otherwise specified by the Board of Directors, each Director serving as a member on any other committee (including the Compensation Committee) is entitled to receive $4,000 per annum, payable quarterly, in cash.

Director Summary Compensation Table

The following table sets forth information concerning the compensation of our directors (other than directors who are named executive officers) for fiscal 2007.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards(2)	Total
Raymond Debbane(3)	$41,614	$82,897	—	$124,511
Philippe J. Amouyal(3)	$41,614	$82,897	—	$124,511
John F. Bard(3)(4)	$59,114	$82,897	$17,724	$159,735
Marsha Johnson Evans(4)	$47,614	$82,897	$2,144	$132,655
Jonas M. Fajgenbaum	$37,614	$82,897	—	$120,511
Sacha Lainovic(3)	$37,614	$82,897	—	$120,511
Sam K. Reed(4)(5)	$52,614	$82,897	$2,144	$137,655
Christopher J. Sobecki	$37,614	$82,897	—	$120,511

(1)

Stock awards consist solely of awards of restricted Common Stock. The amounts represent the compensation costs of restricted stock for financial reporting purposes for the year under FAS 123R, rather than an amount paid to or realized by the director. The FAS 123R fair value of the restricted Common Stock is equal to the market value of our Common Stock on the date of grant. Members of the Board of Directors who were not employees of the Company were entitled to receive an annual cash retainer of $75,000, payable quarterly, half in cash and half in Common Stock. The number of shares of restricted stock granted is determined by taking an average of the closing price of our Common Stock on the last five trading days of the fiscal quarter. This value is then divided into $9,375 (rounded down to whole shares) to determine the number of shares required to satisfy the restricted share portion of the director’s quarterly fees. The resulting number of shares is then issued to each director on the first day of the following fiscal quarter. Therefore, under this methodology the fair market value of the Common Stock issued for services rendered in the first fiscal quarter 2007 was $46.14; for the second fiscal quarter 2007 was $50.48; for the third fiscal quarter 2007 was $54.22; and for the fourth fiscal quarter 2007 was $45.86. The valuation of the annual grant of 1,000 shares of restricted stock on December 15, 2007 was based on the closing price of our Common Stock on December 14, 2007, or $45.51, as December 15, 2007 was not a trading day. As of December 29, 2007, each of Mr. Amouyal, Mr. Debbane, Mr. Fajgenbaum, Mr. Lainovic and Mr. Sobecki held 3,544 shares of restricted Common Stock. As of December 29, 2007, Mr. Bard held 6,654 shares of Common Stock, of which 3,388 shares have selling restrictions; Mr. Reed held 16,936 shares of Common Stock, of which 3,388 shares have selling restrictions, and; Ms. Evans held 10,936 shares of Common Stock, of which 3,388 shares have selling restrictions.

(2)	The amounts represents the compensation costs of stock options for financial reporting purposes for the year under FAS 123R, excluding the estimate of forfeitures, rather than an amount paid to or realized by the director. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies—Share-Based Compensation” and Note 9 of the Consolidated Financial Statements in our Annual Report on Form 10-K with respect to fiscal 2007 for the assumptions made in determining FAS 123R values. Each of Mr. Bard, Ms. Evans and Mr. Reed received stock options to purchase 2,000 shares in fiscal 2006 pursuant to prior existing director compensation arrangements. At December 29, 2007, the non-employee directors held the following stock options: Mr. Bard, 8,000 stock options; Ms. Evans, 4,000 stock options; and Mr. Reed, 6,000 stock options. The grant date fair value for the 2,000 options granted to Mr. Bard on November 12, 2006 is $20,408 ($17,724 of which was expensed under FAS 123R for fiscal 2007). The grant date fair value for the 2,000 options granted to Ms. Evans on February 6, 2006 is $20,591 ($2,144 of which was expensed under FAS 123R to fiscal 2007). The grant date fair value for the 2,000 options granted to Mr. Reed on February 6, 2006 is $20,591 ($2,144 of which was expensed under FAS 123R to fiscal 2007).

(3)	Member of our Compensation Committee.

(4)	Member of our Audit Committee.

(5)	Mr. Reed resigned from the Board effective as of the end of our first quarter of fiscal 2008 (i.e., at 11:59 p.m. on March 29, 2008) and his vacancy on the Board and the Audit Committee was filled by Ms. Roy Tofalli, effective as of the beginning of the second quarter of fiscal 2008 (i.e., at 12:01 a.m. on March 30, 2008).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information regarding the beneficial ownership of our Common Stock by (i) beneficial owners of more than 5% of the Company’s Common Stock, (ii) our president and chief executive officer and each of the other named executive officers, as such term is defined in Item 402(a)(3) of Regulations S-K of the Exchange Act, (iii) each director and (iv) all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our Common Stock subject to (i) options held by that person that are currently exercisable or exercisable within 60 days of February 1, 2008 and (ii) shares of our Common Stock issuable upon the vesting of RSUs within 60 days of February 1, 2008 are deemed issued and outstanding. These shares, however, are not deemed outstanding for purposes of computing percentage ownership of each other shareholder.

Our capital consists of our Common Stock and our preferred stock. As of February 1, 2008, there were 79,425,822 shares of our Common Stock outstanding and zero shares of our preferred stock outstanding. None of the shares held by our directors or named executive officers has been pledged as security.

	As of February 1, 2008
Name of Beneficial Owner	Amount of Beneficial Ownership of Common Stock	Percent of Class
Artal Group S.A.(1)	43,247,893	54.5%
Delaware Management Business Trust(2)	8,035,211	10.1%
Morgan Stanley(3)	7,973,369	10.0%
FMR LLC(4)	7,880,250	9.9%
David P. Kirchhoff(5)(6)	66,459	*
Ann M. Sardini(5)(6)	95,756	*
Thilo Semmelbauer(5)(6)	75,756	*
Jeffrey A. Fiarman(5)(6)	23,887	*
Kevin Eberly(5)(6)	34,053	*
Raymond Debbane(5)(7)(8)	3,544	*
Philippe Amouyal(5)(7)	3,544	*
John F. Bard(5)(6)(7)	14,654	*
Marsha Johnson Evans(5)(6)(7)	14,936	*
Jonas M. Fajgenbaum(5)(7)	3,544	*
Sacha Lainovic(5)(7)	3,544	*
Sam K. Reed(5)(6)(7)(9)	22,936	*
Kimberly Roy Tofalli(5)(9)	0	*
Christopher J. Sobecki(5)(7)	3,544	*
All directors and executive officers as a group (13 persons)(10)	366,157	*

*	Amount represents less than 1% of outstanding Common Stock.

(1)	The information concerning Artal Group S.A. is based on a Form 4 filed with the SEC on February 2, 2007 by Westend S.A. and other information known to us. Artal Group S.A. is a wholly-owned subsidiary of Westend S.A. and the parent of Artal International S.A., which, in turn, is the parent of Artal Luxembourg S.A. Artal Luxembourg S.A. is the parent of Artal Holdings Sp. z o.o. As of February 15, 2007, Artal Holdings Sp. z o.o. was the record owner of 43,247,893 of our shares. Artal Luxembourg S.A. holds an irrevocable proxy with respect to 15,000,000 of these shares. As a result of the foregoing, Artal Luxembourg S.A., Artal International S.A., Artal Group S.A. and Westend S.A. may each be deemed to be the beneficial owner of all of our shares held of record by Artal Holdings Sp. z o.o. The address of Artal Holdings Sp. z o.o. is 105, Grand-Rue, L-1661 Luxembourg. The address of Westend S.A., Artal Group S.A., Artal Luxembourg S.A. and Artal International S.A., is the same as Artal Holdings Sp. z o.o.

(2)	Based on a Schedule 13G/A filed jointly with the SEC on February 8, 2008 by Delaware Management Holdings, Inc. and Delaware Management Business Trust, whose ultimate parent is Lincoln National Corporation. Delaware Management Business Trust has sole voting power over 8,012,504 shares, shared voting power over 144 shares and sole dispositive power over 8,035,211 shares. The address of these entities is 2005 Market Street, Philadelphia, Pennsylvania 19103.

(3)	Based on a Schedule 13G/A filed jointly with the SEC on February 11, 2008 by Morgan Stanley and Morgan Stanley Investment Management Inc., whose parent holding company is Morgan Stanley. Morgan Stanley has sole voting power over 6,657,142 shares and sole dispositive power over 7,973,369 shares. Morgan Stanley Investment Management Inc. has sole voting power over 3,811,039 shares and sole dispositive power over 4,048,175 shares. The address for Morgan Stanley is 1585 Broadway, New York, New York 10036 and the address for Morgan Stanley Investment Management Inc. is 522 Fifth Avenue, New York, New York 10036.

(4)	Based on a Schedule 13G/A filed with the SEC on February 14, 2008 by FMR LLC. FMR LLC has sole voting power over 1,914,192 shares and sole dispositive power over 7,880,250 shares. The address for FMR LLC is 82 Devonshire Street, Boston, Massachusetts 02109.

(5)	Our executive officers and directors may be contacted c/o Weight Watchers International, Inc., 11 Madison Avenue, 17th Floor, New York, New York 10010.

(6)	The number of shares beneficially owned includes shares subject to purchase upon exercise of stock options or RSUs exercisable within 60 days after February 1, 2008, as follows: Mr. Kirchhoff 47,585 shares; Ms. Sardini 95,000 shares; Mr. Semmelbauer 75,000 shares; Mr. Fiarman 20,450 shares; Mr. Eberly 30,000 shares; Mr. Bard 8,000 shares; Ms. Evans 4,000 shares and Mr. Reed 6,000 shares.

(7)	The number of shares beneficially owned by the directors that are subject to transfer restrictions until no longer serving on the Board, are as follows: Mr. Bard 3,388 shares; Ms. Evans 3,388 shares; Mr. Reed 3,388 shares; Mr. Debbane 3,544 shares; Mr. Sobecki 3,544 shares; Mr. Amouyal 3,544 shares; Mr. Lainovic 3,544 shares; Mr. Fajgenbaum 3,544 shares.

(8)	Mr. Debbane is also a director of Artal Group S.A. Artal Group S.A. is the parent entity of Artal International S.A., which is the parent entity of Artal Luxembourg S.A., which in turn is the parent entity of Artal Holdings Sp. z o.o. Mr. Debbane may be deemed to share beneficial ownership of all shares owned by Artal Holdings Sp. z o.o. but disclaims such beneficial ownership.

(9)	Mr. Reed resigned from the Board effective as of the end of our first quarter of fiscal 2008 (i.e., at 11:59 p.m. on March 29, 2008) and his vacancy on the Board and the Audit Committee was filled by Ms. Roy Tofalli, effective as of the beginning of the second quarter of fiscal 2008 (i.e., at 12:01 a.m. on March 30, 2008).

(10)	This number includes the number of shares beneficially owned by Mr. Reed as of February 1, 2008. Mr. Reed resigned from the Board effective as of the end of our first quarter of fiscal 2008 (i.e., at 11:59 p.m. on March 29, 2008) and his vacancy on the Board and the Audit Committee was filled by Ms. Roy Tofalli, effective as of the beginning of the second quarter of fiscal 2008 (i.e., at 12:01 a.m. on March 30, 2008).

TRANSACTIONS WITH RELATED PERSONS AND CERTAIN CONTROL PERSONS

Review, Approval or Ratification of Related Person Transactions

The Company’s Code of Business Conduct and Ethics, as amended, sets forth written procedures for the review, approval and ratification of transactions with related persons. The procedures cover related party transactions between the Company and the directors and executive officers or their immediate family members. More specifically, the procedures cover any transaction or arrangement in which the Company is a party and in which a related party has a direct or indirect material interest.

We review all relationships and transactions in which the Company and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. The Company’s legal department is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether a related person has a direct or indirect material interest in the transaction. Our Board of Directors reviews and approves or ratifies any related person transaction that is required to be disclosed under Item 404(a) of Regulation S-K of the Exchange Act. In the course of its review and approval or ratification of a disclosable related party transaction, our Board of Directors considers:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the importance of the transaction to the related person;

•	the importance of the transaction to the Company;

•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company; and

•	any other matters the Board of Directors deems appropriate.

Transactions with Related Persons

Stockholders’ Agreement

Shortly after our acquisition by Artal Luxembourg S.A. in 1999, we entered into a Stockholders’ Agreement with Artal Luxembourg S.A., Merchant Capital, Inc., Richard and Heather Penn, Long Island International Limited, Envoy Partners and Scotiabanc, Inc. relating to their rights with respect to our Common Stock held by parties, other than Artal Luxembourg S.A. Without the consent of Artal Luxembourg S.A., transfers of our Common Stock by these shareholders were restricted with certain exceptions until the third anniversary of the completion of our initial public offering. Subsequent transferees of our Common Stock, subject to limited exceptions, agreed to be bound by the terms and provisions of the agreement. Additionally, this agreement provided the shareholders with the right to participate pro rata in certain transfers of our Common Stock by Artal Luxembourg S.A. and granted Artal Luxembourg S.A. the right to require the other shareholders to participate on a pro rata basis in certain transfers of our Common Stock by Artal Luxembourg S.A.

Registration Rights Agreement

Simultaneously with the closing of our acquisition by Artal Luxembourg S.A. in 1999, we entered into a registration rights agreement with Artal Luxembourg S.A. and Heinz. The registration rights agreement grants Artal Luxembourg S.A. the right to require us to register shares of our Common Stock for public sale under the Securities Act of 1933, as amended, (1) upon demand and (2) in the event that we conduct certain types of registered offerings. Heinz has sold all shares of our Common Stock held by it and accordingly no longer has any rights under this agreement. Merchant Capital, Inc., Richard and Heather Penn, Long Island International

Limited, Envoy Partners and Scotiabanc, Inc. became parties to this registration rights agreement under joinder agreements, and each acquired the right to require us to register and sell their stock in the event that we conduct certain types of registered offerings. The Invus Group, LLC (“Invus”) is the exclusive investment advisor to Artal. The principals of Invus have received customary compensation from Artal in connection with transactions under this Registration Rights Agreement. Certain of our directors, Mr. Debbane, Mr. Amouyal, Mr. Fajgenbaum and Mr. Sobecki, are principals of Invus. Until December 31, 2006, Mr. Lainovic was a principal of Invus when he became a co-founder and Managing Partner of Invus Financial Advisors, LLC, a New York-based investment firm.

Corporate Agreement

We entered into a corporate agreement with Artal Luxembourg S.A. in November 2001 which was amended in July 2005. We agreed that so long as Artal Luxembourg S.A. beneficially owns 10% or more, but less than a majority of our then outstanding voting stock, Artal Luxembourg S.A. will have the right to nominate a number of directors approximately equal to that percentage multiplied by the number of directors on our Board of Directors. This right to nominate directors will not restrict Artal Luxembourg S.A. from nominating a greater number of directors.

We also agreed with Artal Luxembourg S.A. that both we and Artal Luxembourg S.A. have the right to:

•	engage in the same or similar business activities as the other party;

•	do business with any customer or client of the other party; and

•	employ or engage any officer or employee of the other party.

Neither Artal Luxembourg S.A. nor we, nor our respective related parties, will be liable to each other as a result of engaging in any of these activities.

Under the corporate agreement, if one of our officers or directors who also serves as an officer, director or advisor of Artal Luxembourg S.A. becomes aware of a potential transaction related primarily to the group education-based weight-loss business or an internet diet business, as defined, that may represent a corporate opportunity for both Artal Luxembourg S.A. and us, the officer, director or advisor has no duty to present that opportunity to Artal Luxembourg S.A., and we will have the sole right to pursue the transaction if our Board of Directors so determines. If one of our officers or directors who also serves as an officer, director or advisor of Artal Luxembourg S.A. becomes aware of any other potential transaction that may represent a corporate opportunity for both Artal Luxembourg S.A. and us, the officer or director will have a duty to present that opportunity to Artal Luxembourg S.A., and Artal Luxembourg S.A. will have the sole right to pursue the transaction if Artal Luxembourg S.A. so determines. If one of our officers or directors who does not serve as an officer, director or advisor of Artal Luxembourg S.A. becomes aware of a potential transaction that may represent a corporate opportunity for both Artal Luxembourg S.A. and us, neither the officer nor the director nor we have a duty to present that opportunity to Artal Luxembourg S.A., and we may pursue the transaction if our Board of Directors so determines. If any officer, director or advisor of Artal Luxembourg S.A. who does not serve as an officer or director of us becomes aware of a potential transaction that may represent a corporate opportunity for both Artal Luxembourg S.A. and us, neither the officer, director, advisor, nor Artal Luxembourg S.A. has a duty to present that opportunity to us and Artal Luxembourg S.A. may pursue the transaction if it so determines.

If Artal Luxembourg S.A. transfers, sells or otherwise disposes of our then outstanding voting stock, the transferee will generally succeed to the same rights that Artal Luxembourg S.A. has under this agreement by virtue of its ownership of our voting stock, subject to Artal Luxembourg S.A.’s option not to transfer those rights. Subsequent to Artal’s acquisition of us, Artal Luxembourg transferred ownership of its shares in us to Artal Participations and Management S.A. and Artal Holdings Sp. z o.o., each also members of the Artal Group. Currently, Artal Holdings Sp. z o.o. is the only record holder of our shares by Artal.

Purchase Agreement

On January 26, 2007, the Company accepted for purchase 8.5 million shares of Common Stock at a price of $54.00 per share in connection with the Company’s December 18, 2006 “modified Dutch auction” tender offer to purchase for cash up to 8.3 million shares of Common Stock, including the associated preferred stock purchase rights (the “Shares”), or such lesser number of Shares as was properly tendered and not properly withdrawn, at a price not greater than $54.00 nor less than $47.00 per Share, net to the seller in cash, less any applicable withholding taxes and without interest (the “Tender Offer”). The 8.5 million Shares represented approximately 8.8% of the Shares outstanding as of November 30, 2006.

On December 17, 2006, in connection with the Tender Offer, the Company entered into an agreement (the “Purchase Agreement”) with Artal Holdings Sp. z o.o., which at the time owned approximately 55.2% of the outstanding shares of Common Stock, under which on February 2, 2007 the Company repurchased 10.5 million shares of our Common Stock from Artal at a purchase price of $54.00 per share (the price established by the Tender Offer), for aggregate consideration of approximately $567.6 million. This purchase was at the same price per share as was determined and paid in the Tender Offer. Artal was prohibited under the Purchase Agreement from participating in the Tender Offer and from selling shares or purchasing shares during the Tender Offer and until 11 business days following the expiration date of the Tender Offer. After giving effect to the repurchase, Artal owned approximately 55% of the outstanding shares of Common Stock of the Company.

The principals of Invus received customary compensation from Artal in connection with this transaction. Certain of our directors, Mr. Debbane, Mr. Amouyal, Mr. Fajgenbaum and Mr. Sobecki, are principals of Invus. Until December 31, 2006, Mr. Lainovic was a principal of Invus when he became a co-founder and Managing Partner of Invus Financial Advisors, LLC, a New York-based investment firm.

OTHER MATTERS

Other Matters

The Board of Directors knows of no other business that will be presented to shareholders at the 2008 Annual Meeting for a vote. If other matters properly come before the 2008 Annual Meeting, the persons named as proxies will vote on them in accordance with their discretion.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, officers and holders of more than 10% of our Common Stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock. Such persons are required by regulations of the SEC to furnish us with copies of all such filings. Based on our review of the copies of such filings received by us with respect to fiscal 2007 and written representations from certain Reporting Persons, we believe that all Reporting Persons complied with all Section 16(a) filing requirements in fiscal 2007.

Procedures for Submitting Shareholder Proposals

The Company currently intends to hold our next annual meeting in May 2009.

Advance Notice Procedures for Proposals for Inclusion in our Proxy Statement. The Company’s Bylaws establish an advance notice procedure with regard to certain matters, including shareholder proposals included in the Company’s proxy statement, to be brought before an annual meeting of shareholders. In general, notice must be received by the Corporate Secretary of the Company not less than 120 days nor more than 150 days prior to the anniversary date of the proxy statement in connection with the immediately preceding annual meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the shareholder proposing such matters. Therefore, to be presented at the Company’s 2009 annual meeting, such a proposal must be received by the Company on or after November 1, 2008 but no later than December 1, 2008. If the date of the annual meeting is more than 30 days earlier or later than the anniversary date of the prior year’s annual meeting, notice must be received not less than 60 days prior to such annual meeting.

SEC Regulations for Proposals for Inclusion in our Proxy Statement. Pursuant to Rule 14a-8 under the Exchange Act, shareholders may present proper proposals for inclusion in the Company’s proxy statement and for consideration at the next annual meeting of its shareholders by submitting their proposals to the Company in a timely manner and including such information as required under the Company’s Bylaws, all as more fully described in the preceding paragraph. In addition, all shareholder proposals requested to be included in the Company’s proxy statement and proxy card must also comply with the federal securities laws in order to be included in the Company’s proxy statement and proxy card for the 2009 annual meeting. Copies of the Company’s Bylaws may be obtained free of charge by contacting the Corporate Secretary at Weight Watchers International, 11 Madison Avenue, 17th Floor, New York, NY 10010, (212) 589-2700.

All notices of proposals by shareholders, whether or not to be included in the Company’s proxy materials, should be sent to the attention of the Corporate Secretary at Weight Watchers International, 11 Madison Avenue, 17th Floor, New York, NY 10010, (212) 589-2700.

Shareholders of Record with Multiple Accounts

SEC rules permit a single set of annual reports and proxy statements to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure is referred to as “householding.” While the Company does not household its mailings to its shareholders of record, a number of brokerage firms with account holders who are Company shareholders have instituted householding. In these cases, a single proxy statement and annual report will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once a shareholder has received notice from his or her broker that the broker will be householding communications to the shareholder’s address, householding will continue until the shareholder is notified otherwise or until the shareholder revokes his or her consent. If at any time a shareholder no longer wishes to participate in householding and would prefer to receive a separate proxy statement and annual report he or she should notify his or her broker. The Company will deliver promptly a separate copy of the proxy statement and annual report to any shareholder who sends a written or oral request to the Company at Weight Watchers International, Attention: Corporate Secretary, 11 Madison Avenue, 17th Floor, New York, NY 10010, (212) 589-2700. Similarly, if a shareholder shares an address with another shareholder and has received multiple copies of the Company’s proxy statement or annual report, he or she may write or call the Company at the above address or phone number to request a single copy of these materials.

Annual Report

The Annual Report to Shareholders covering the Company’s fiscal 2007 has been mailed together with the proxy solicitation material. The Annual Report does not form any part of the material for the solicitation of proxies.

Jeffrey A. Fiarman

Executive Vice President,

General Counsel and Secretary

Dated: March 31, 2008

Appendix A

WEIGHT WATCHERS INTERNATIONAL, INC.

2008 STOCK INCENTIVE PLAN

1. Purpose of the Plan

The purpose of the Plan is to aid the Company and its Affiliates in recruiting and retaining employees, directors, advisors and consultants and to motivate such employees, directors, advisors and consultants to exert their best efforts on behalf of the Company and its Affiliates by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest which such employees, directors, advisors and consultants will have in the welfare of the Company as a result of their proprietary interest in the Company's success.

2. Definitions

The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)	“Act” means the Securities Exchange Act of 1934, as amended, or any successor thereto.

(b)	“Affiliate” means any entity that is consolidated with the Company for financial reporting purposes or any other entity designated by the Board in which the Company or an Affiliate has a direct or indirect equity interest of at least twenty percent (20%), measured by reference to vote or value.

(c)	“Award” means an Option, Stock Appreciation Right, Restricted Stock or Other Stock-Based Award, or a Cash Award (as defined under Section 9 of this Plan), granted pursuant to the Plan.

(d)	“Beneficial Owner” means “Beneficial Owner” as defined under Rule 13d-3 of the Act.

(e)	“Board” means the Board of Directors of the Company.

(f)	“Change in Control” means the occurrence of any of the following events:

(i) any “Person” or “Group”, in each case within the meaning of Section 13(d)(3) or 14(d)(2) of the Act (other than the Company or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company) becomes the “Beneficial Owner” of 25 percent or more of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors; excluding, however, any circumstance in which such beneficial ownership resulted from any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or by any corporation controlling, controlled by, or under common control with, the Company;

(ii) a change in the composition of the Board since the Effective Date, such that the individuals who, as of such date, constituted the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided, that any individual who becomes a director of the Company subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board;

(iii) a reorganization, recapitalization, merger or consolidation (a “Corporate Transaction”) involving the Company, unless securities representing 51% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Company or the corporation resulting from such Corporate Transaction (or the parent of such corporation) are held subsequent to such transaction by the person or persons who were the Beneficial Owners of the outstanding voting securities entitled to vote generally in the election of directors of the Company immediately prior to such Corporate Transaction, in substantially the same proportions as their ownership immediately prior to such Corporate Transaction; or

(iv) the sale, transfer or other disposition of all or substantially all of the assets of the Company or the liquidation or dissolution of the Company;

if and only if, as a result of any of the foregoing events set forth in clause (i) or (iii), any Person or Group, other than Artal or any of its affiliates, is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of its then outstanding securities entitled to vote in the election of members of the Board. For purposes of this definition, “Artal” means Artal Holdings Sp. z o.o.

(g)	“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

(h)	“Committee” means the Compensation and Benefits Committee of the Board.

(i)	“Company” means Weight Watchers International, Inc., a Virginia corporation.

(j)	“Effective Date” means the date the Board approves the Plan.

(k)	“Employment” means (i) a Participant's employment if the Participant is an employee of the Company or any of its Affiliates, (ii) a Participant's services as a consultant, if the Participant is a consultant to the Company or any of its Affiliates and (iii) a Participant's services as a non-employee director, if the Participant is a non-employee member of the Board or the board of directors of an Affiliate; provided, however, that unless otherwise determined by the Committee, a change in a Participant's status from employee to non-employee (other than a director of the Company or an Affiliate) shall constitute a termination of employment for purposes of the Plan.

(l)	“Fair Market Value” means, on a given date, (i) if there should be a public market for the Shares on such date, the average of the closing sales prices of the Shares over the last five trading days including the date of the grant on the New York Stock Exchange or such other national securities exchange on which the Shares are traded, or, (ii) if no sale of Shares shall have been reported on the New York Stock Exchange (or other national securities exchange) on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used, or (iii) if there should not be a public market for the Shares on such date, the Fair Market Value shall be the value established by the Committee in good faith.

(m)	“ISO” means an Option that is also an incentive stock option granted pursuant to Section 6(e).

(n)	“Other Stock-Based Awards” means awards granted pursuant to Section 9.

(o)	“Option” means a stock option granted pursuant to Section 6.

(p)	“Option Price” means the purchase price per Share of an Option, as determined pursuant to Section 6(a).

(q)	“Participant” means an employee, prospective employee, director, advisor or consultant of the Company or an Affiliate who is selected by the Committee to participate in the Plan.

(r)	“Performance-Based Awards” means certain Other Stock-Based Awards granted pursuant to Section 9(b).

(s)	“Plan” means the Weight Watchers International, Inc. 2008 Stock Incentive Plan, as amended from time to time.

(t)	“Restricted Stock” means any Share granted pursuant to Section 8.

(u)	“Shares” means shares of Common Stock of the Company, no par value per share.

(v)	“Stock Appreciation Right” means a stock appreciation right granted pursuant to Section 7.

(w)	“Subsidiary” means a subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto), of the Company.

3. Shares Subject to the Plan

The total number of Shares that may be issued under the Plan is 3.0 million. The maximum number of Shares with respect to which Awards may be granted during a calendar year to any Participant shall be 500,000. Notwithstanding the foregoing, in the event that Shares subject to the Company's 1999 Stock Purchase and Option Plan, as amended (the “1999 Plan”), are canceled, expire or terminate or that otherwise are available for issuance but for any other reason are not issued under the 1999 Plan as of the tenth anniversary of the shareholder approval of the 1999 Plan (the “Tenth Anniversary Date”), then the number of Shares authorized for issuance under the Plan shall be increased by such number of shares as of the Tenth Anniversary Date (the maximum number of shares by which the Plan shall be increased shall not exceed 1.3 million shares). The Shares may consist, in whole or in part, of unissued Shares or Shares that the Company has reacquired, bought on the market or otherwise. The issuance of Shares or the payment of cash upon the exercise of an Award or in consideration of the cancellation or termination of an Award shall reduce the total number of Shares available under the Plan, as applicable. Shares subject to Awards (or portions thereof) that terminate or lapse without the payment of consideration may be granted again under the Plan; and Shares withheld by the Company to satisfy any tax withholding obligation may be granted again under the Plan.

4. Administration

(a)	The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are intended to qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Act (or any successor rule thereto) and, to the extent required by Section 162(m) of the Code (or any successor section thereto), “outside directors” within the meaning thereof. In addition, the Committee may delegate the authority to grant Awards under the Plan to any employee or group of employees of the Company or an Affiliate; provided, that such grants are consistent with guidelines established by the Committee from time to time and the Plan.

(b)	The Committee shall have the full power and authority to make, and establish the terms and conditions of, any Award to any person eligible to be a Participant, consistent with the provisions of the Plan, and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions). Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or its Affiliates, or a company acquired by the Company or with which the Company combines. The number of Shares underlying such substitute awards shall be counted against the aggregate number of Shares available for Awards under the Plan.

(c)	The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan, and may delegate such authority, as it deems appropriate. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors).

(d)	The Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise, grant or vesting of an Award. Unless the Committee specifies otherwise, a Participant may elect to pay a portion or all of such withholding taxes by any of the following means (or by a combination of such means): (a) delivering owned and unencumbered Shares to the Company (subject to any holding periods the Committee may impose); (b) having Shares withheld by the Company with a Fair Market Value equal to the minimum statutory withholding rate from any Shares that would have otherwise been received by the Participant; or (c) tendering a cash payment to the Company.

5. Limitations

(a)	No Award may be granted under the Plan after the tenth anniversary of the meeting of shareholders of the Company at which the Plan is approved, unless and until such shareholders re-approve the material terms of the Plan in accordance with the requirements of Section 162(m) of the Code and any regulations promulgated thereunder; however, Awards granted prior to such tenth anniversary may extend beyond such tenth anniversary.

(b)	Except as otherwise permitted under Section 10, neither the Option Price of an Option nor the exercise price of any Stock Appreciation Right, once granted hereunder, may be repriced.

(c)	If any payments or benefits that the Company would otherwise be required to provide under this Plan cannot be provided in the manner contemplated herein or under the applicable plan without subjecting a Participant to income tax under Code Section 409A, the Company shall provide such intended payments or benefits to such Participant in an alternative manner that conveys an equivalent economic benefit to that Participant (without materially increasing the aggregate cost to the Company).

6. Terms and Conditions of Options

Options granted under the Plan shall be, as determined by the Committee, non-qualified or incentive stock options (within the meaning of Section 422 of the Code) for federal income tax purposes, as evidenced by the related Award agreements, and shall be subject to the foregoing and the following terms and conditions, and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

(a)	Option Price. The Option Price shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of a Share on the date an Option is granted.

(b)	Exercisability. Options granted under the Plan shall be exercisable at such time(s) and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted, except as may be provided pursuant to Section 15.

(c)	Exercise of Options. Except as otherwise provided in the Plan or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of this Section 6, the exercise date of an Option shall be the date a notice of exercise is received by the Company from the Participant, together with provision for payment of the aggregate Option Price in accordance with this Section 6(c). The aggregate Option Price for the Shares as to which an Option is exercised shall be paid to the Company, as designated by the Committee, pursuant to one or more of the following methods: (i) in cash or its equivalent (e.g., by check or wire transfer); (ii) in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that such Shares have been held by the Participant for no less than six months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying generally accepted accounting principles); (iii) partly in cash and partly in such Shares; or (iv) if there is a public market for the Shares at such time, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased, in each case in accordance with applicable laws. No Participant shall have any rights to dividends or other rights of a shareholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full the aggregate Option Price for such Shares (and satisfied any tax withholding requirements) and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

(d)	Deferral. In accordance with any agreement evidencing an Award and otherwise to the extent permitted by law (including compliance with Section 409A of the Code), the Participant may be permitted to defer the issuance of Shares deliverable upon the exercise of an Option for a specified period or until a specified date.

(e)	ISOs. The Committee may grant Options under the Plan that are intended to be ISOs. Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section thereto). No ISO may be granted to any Participant who (i) is not an employee of the Company or any of its Subsidiaries or (ii) at the time of such grant, owns more than ten percent of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the tenth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (i) within two years after the date of grant of such ISO or (ii) within one year after the transfer of such Shares to the Participant shall notify the Company of such disposition and of the amount realized upon such disposition, and the Company and the Participant shall cooperate to ensure all applicable withholding and other taxes are paid. All Options granted under the Plan are intended to be nonqualified stock options, unless the applicable Award agreement expressly states that the Option is intended to be an ISO. If an Option is intended to be an ISO, and if for any reason such Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a nonqualified stock option granted under the Plan; provided, that such Option (or portion thereof) otherwise complies with the Plan's requirements relating to nonqualified stock options. In no event shall any member of the Committee, the Company or any of its Affiliates (or their respective employees, officers or directors) have any liability to any Participant (or any other person or entity) due to the failure of an Option to qualify for any reason as an ISO.

(f)	Attestation. Wherever in this Plan or any agreement evidencing an Award a Participant is permitted to pay an Option Price or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and/or shall withhold such number of Shares from the Shares acquired by the exercise of the Option, as appropriate.

7. Terms and Conditions of Stock Appreciation Rights

(a)	Grants. The Committee may grant (i) a Stock Appreciation Right (as defined in clause (b) below) independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof. A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same number of Shares covered by an Option (or such lesser number of Shares as the Committee may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 7 (or such additional limitations as may be included in an Award agreement).

(b)

Terms. The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the Fair Market Value of a Share on the date the Stock Appreciation Right is granted; provided, however, that notwithstanding the foregoing, in the case of a Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, the exercise price may not be less than the Option Price of the related Option. A “Stock Appreciation Right” granted independently of an Option shall entitle a Participant upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share of the Stock Appreciation Right, multiplied by (ii) the number of Shares covered by the Stock Appreciation Right. A “Stock Appreciation Right” granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised (but exercisable) Option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the Option Price, multiplied by (ii) the number of Shares covered by the related Option, or portion thereof, which is surrendered. Payment of any exercised Stock Appreciation Rights shall be made in

Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at such Fair Market Value), all as shall be determined by the Committee. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised. The date a notice of exercise is received by the Company shall be the exercise date. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

(c)	Limitations. The Committee may impose, in its discretion, such conditions upon the exercisability or transferability of Stock Appreciation Rights as it may deem appropriate.

8. Restricted Stock

(a)	Grant. Subject to the provisions of the Plan, the Committee shall determine the number of Shares to be granted to each Participant, the duration of the period during which any restrictions may remain imposed on such shares, and the conditions, if any, under which, this “Restricted Stock” may be forfeited to the Company, and any other terms and conditions of such Restricted Stock as the Committee may determine in its sole discretion.

(b)	Transfer Restrictions. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as provided in the Plan or the applicable Award agreement. Certificates issued in respect of Shares of Restricted Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company. After the lapse of the restrictions applicable to such Shares of Restricted Stock, the Company shall deliver such certificates to the Participant or the Participant's legal representative.

(c)	Dividends. Dividends paid on any Shares of Restricted Stock may be paid directly to the Participant, withheld by the Company subject to the vesting of the Restricted Stock pursuant to the terms of the applicable Award agreement, or may be reinvested in additional Shares of Restricted Stock, as determined by the Committee in its sole discretion.

(d)	Performance-Based Grants. Notwithstanding anything to the contrary herein, certain Shares of Restricted Stock granted under this Section 8 may, at the discretion of the Committee, be granted in a manner which is intended to be deductible by the Company under Section 162(m) of the Code (or any successor section thereto). The restrictions applicable to such Restricted Stock shall lapse based wholly or partially on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the criteria set forth in Section 9(b). The Committee shall determine in its discretion whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, shall so certify prior to the release of the restrictions on the Shares.

(e)

Restricted Stock Units. Awards of Restricted Stock may also be granted hereunder on a “Restricted Stock Unit” basis, such that the shares of Restricted Stock shall be credited to a bookkeeping account with the Company, with actual Shares not to be issued unless and until such Restricted Stock Unit has become vested. The applicable Award agreement shall set forth the vesting restrictions and other terms and conditions governing the Award. At the discretion of the Committee, the Award agreement may provide that each Restricted Stock Unit (representing one Share) may be credited with cash and stock dividends paid by the Company in respect of one Share (“Dividend Equivalents”). In such case, the Award agreement may provide that Dividend Equivalents may be (i) currently paid to the Participant, (ii) credited to the Participant’s bookkeeping Restricted Stock Unit account, and interest may be credited on the amount of cash Dividend Equivalents so credited (at a rate and subject to such terms as determined by the Committee), or (iii) credited to the Participant’s bookkeeping Restricted Stock Unit account without interest. Dividend Equivalents credited to a Participant’s account and attributable to any particular Restricted Stock Unit (and earnings thereon, if applicable) shall be distributed to the Participant upon settlement of such Restricted Stock Unit and, if such Restricted Stock Unit is forfeited, the Participant shall have no right to such Dividends Equivalents. Restricted Stock Units and the Shares underlying such Restricted Stock Units shall be subject to all applicable provisions of the Plan, including, without limitation, provisions relating to the adjustment of Awards for splits, mergers, or other corporate transactions.

9. Other Awards

(a)	Generally. The Committee, in its sole discretion, may grant or sell Awards of Shares and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive, or vest with respect to, one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may also include Dividend Equivalent rights. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine the number of Shares to be awarded to a Participant under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable). The maximum amount of Other Stock-Based Awards that may be granted during a calendar year to any Participant shall be: (x) with respect to Other Stock-Based Awards that are denominated or payable in Shares, 500,000 Shares and (y) with respect to Other Stock-Based Awards that are not denominated or payable in Shares, $1 million.

(b)

Performance-Based Awards. Notwithstanding anything to the contrary herein, certain Other Stock-Based Awards granted under this Section 9 may be granted in a manner which is intended to be deductible by the Company under Section 162(m) of the Code (or any successor section thereto) (“Performance-Based Awards”). A Participant's Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on shareholders' equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital; and (xviii) return on assets. The foregoing criteria may relate to the Company, one or more of its Affiliates or one or more of its or their divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items. The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given

Participant and, if they have, shall so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification is made by the Committee. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a Participant may, if and to the extent permitted by the Committee and consistent with the provisions of Section 162(m) of the Code, elect to defer payment of a Performance-Based Award.

(c)	Cash Awards. Notwithstanding anything to the contrary provided herein, the Company may also make awards of cash to Participants in a manner which is intended to allow such awards to be deductible by the Company under Section 162(m) of the Code (or any successor section thereto) (such awards, “Cash Awards”). Cash Awards shall be provided for pursuant to the procedures set forth in Section 9(b) regarding the grant, determination and payment of the Performance-Based Award. Any provision of this Plan notwithstanding, in no event shall any Participant who is a “covered employee” within the meaning of Section 162(m) of the Code receive payment of a Cash Award under this Plan in respect of any performance period in excess of $5 million, and the Committee shall have the right, in its absolute discretion, to reduce or eliminate the amount of any Cash Award otherwise payable to any Participant under this Plan based on individual performance or any other factors that the Committee, in its discretion, shall deem appropriate.

10. Adjustments Upon Certain Events

In the event of any stock split, spin-off, share combination, reclassification, recapitalization, liquidation, dissolution, reorganization, merger, Change in Control, payment of a dividend (other than a cash dividend paid as part of a regular dividend program) or other similar transaction or occurrence which affects the equity securities of the Company or the value thereof, the Committee shall (i) adjust the number and kind of shares subject to the Plan and available for or covered by Awards, (ii) adjust the share prices related to outstanding Awards, and/or (iii) take such other action (including, without limitation providing for the payment of a cash amount to holders of outstanding Awards in cancellation of any such Awards), in each case as it deems reasonably necessary to address, on an equitable basis, the effect of the applicable corporate event on the Plan and any outstanding Awards; provided, however, that the Committee may, upon the consummation of the transactions constituting a Change in Control, cancel without consideration any outstanding Option having an Option Price that is greater than the per share consideration received by a holder of Common Stock in such transaction. Any such adjustment made or action taken by the Committee in accordance with the preceding sentence shall be final and binding upon Participants and upon the Company.

11. No Right to Employment or Awards

The granting of an Award under the Plan shall impose no obligation on the Company or any Affiliate to continue the Employment of a Participant and shall not lessen or affect the Company's or Subsidiary's right to terminate the Employment of such Participant. No Participant or other person or entity shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

12. Successors and Assigns

The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

13. Nontransferability of Awards

Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

14. Amendments or Termination

The Committee may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made (a) without the approval of the shareholders of the Company, if such action would (except as is provided in Section 10), increase the total number of Shares reserved for the purposes of the Plan or increase the maximum number of Shares of Restricted Stock or Other Stock-Based Awards that may be awarded hereunder, or increase the maximum number of Shares for which Awards may be granted to any Participant, (b) except as is permitted under Section 10, without the consent of a Participant, if such action would diminish any of the rights of the Participant under any Award theretofore granted to such Participant under the Plan or (c) with respect to Section 5(b) (except as is provided in Section 10), relating to repricing of Options or Stock Appreciation Rights, to permit such repricing; provided, however, that the Board may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws.

15. International Participants

With respect to Participants who reside or work outside the United States of America and who are not (and who are not expected to be) “covered employees” within the meaning of Section 162(m) of the Code, the Committee may, in its sole discretion, amend the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or an Affiliate.

16. Other Benefit Plans

All Awards shall constitute a special incentive payment to the Participant and shall not be taken into account in computing the amount of salary or compensation of the Participant for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or under any agreement between the Company and the Participant, unless such plan or agreement specifically provides otherwise.

17. Administration by the Board

The Board shall be authorized and shall have the power to act on behalf and in lieu of the Committee with respect to the matters contained in this Plan.

18. Choice of Law

The Plan shall be governed by and construed and interpreted in accordance with the laws of the State of New York, and except as otherwise provided in the pertinent Award agreement, any and all disputes between a Participant and the Company or any Affiliate relating to an Award shall be brought only in a state or federal court of competent jurisdiction sitting in Manhattan, New York.

19. Effectiveness of the Plan

The Plan shall be effective as of the Effective Date, subject to the approval of the shareholders of the Company.

PROXY CARD

WEIGHT WATCHERS INTERNATIONAL, INC.

2008 Annual Meeting of Shareholders to be held on May 6, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints David P. Kirchhoff, Ann M. Sardini and Jeffrey A. Fiarman, and each of them, with full power of substitution, as proxies to represent and vote all shares of stock of Weight Watchers International, Inc. (the “Company”), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held on Tuesday, May 6, 2008, and at all adjournments and postponements thereof, upon matters set forth in the Notice of 2008 Annual Meeting of Shareholders and Proxy Statement dated March 31, 2008, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors recommends a vote “FOR” each of the nominees to the Board of Directors, “FOR” the approval of the Company’s 2008 Stock Incentive Plan and “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 3, 2009.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR IN PROPOSAL 1, FOR THE APPROVAL OF THE COMPANY’S 2008 STOCK INCENTIVE PLAN IN PROPOSAL 2 AND FOR THE RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM IN PROPOSAL 3.

YOUR VOTE IS IMPORTANT TO US. PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. IF YOU PLAN TO ATTEND THE 2008 ANNUAL MEETING OF SHAREHOLDERS IN PERSON, PLEASE MARK THE APPROPRIATE BOX.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by

10:00 a.m., Eastern Time, on May 6, 2008.

Vote by Internet

•	Log on to the Internet and go to

www.investorvote.com/WTW.

•	Follow the steps outlined on the secure website.

Vote by telephone

•	Call toll free 1-800-652-VOTE (8683) within the United

States, Canada & Puerto Rico any time on a touch tone

telephone. There is NO CHARGE to you for the call.

•	Follow the instructions provided by the recorded message.

A.	Proposals—The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2 and 3.

1.	Election of Directors: To elect three members to the Board of Directors to serve for a three-year term as Class I Directors.

	01-Raymond Debbane	For	Withhold	02-John F. Bard	For	Withhold	03-Jonas M.	For	Withhold
		☐	☐		☐	☐	Fajgenbaum	☐	☐

Election of Directors: To elect one member to the Board of Directors to serve for remaining term as a Class III Director.

	04-Kimberly Roy Tofalli	For	Withhold
		☐	☐

		For	Against	Abstain
2.	To approve the Company’s 2008 Stock Incentive Plan.	☐	☐	☐

	For	Against	Abstain
3. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 3, 2009.	☐	☐	☐

To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

B.    Non-Voting Items

Change of Address—Please print your new address below.

Mark this box with an X if you plan to attend the meeting.	☐
Mark this box with an X if you are interested in receiving future Company materials electronically.	☐

C. Authorized Signatures—This section must be completed for your vote to be counted—Date and Sign Below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title. A corporation or partnership must sign its full name by an authorized person.

Date (mm/dd/yyyy)—Please print date below	Signature 1—Please keep signature within the box	Signature 2—Please keep signature within the box